EXECUTION COPY

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT
dated as of June 6, 2011
among
CINCINNATI BELL FUNDING LLC,
as Seller
CINCINNATI BELL INC.,
as Servicer
THE VARIOUS PURCHASER GROUPS FROM TIME TO TIME PARTY HERETO,
and
PNC BANK, NATIONAL ASSOCIATION,
as Administrator and LC Bank

This AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of June 6, 2011, among CINCINNATI BELL FUNDING LLC, a Delaware limited liability company, as seller (the “Seller”), CINCINNATI BELL INC., an Ohio corporation (“CB”), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), THE VARIOUS PURCHASERS, LC PARTICIPANTS AND PURCHASER AGENTS FROM TIME TO TIME PARTY HERETO, and PNC BANK, NATIONAL ASSOCIATION, as Administrator for each Purchaser Group (in such capacity, the “Administrator”) and as issuer of Letters of Credit (in such capacity, together with its successors and assigns in such capacity, the “LC Bank”).
PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I. References in the Exhibits hereto to the “Agreement” refer to this Agreement, as amended, restated, supplemented or otherwise modified from time to time.
The Seller (i) desires to sell, transfer and assign an undivided variable percentage interest in a pool of receivables, and the Purchasers desire to acquire such undivided variable percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments that are made by such Purchasers and (ii) may, subject to the terms and conditions hereof, request that the LC Bank issue or cause the issuance of one or more Letters of Credit.
This Agreement amends and restates in its entirety, as of the Closing Date, the Receivables Purchase Agreement, dated as of March 23, 2007 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Original Agreement”), among the Seller, the Servicer, the Purchaser Agents, the Purchasers from time to time party thereto and the Administrator. Upon the effectiveness of this Agreement, the terms and provisions of the Original Agreement shall, subject to this paragraph, be superseded hereby in their entirety. Notwithstanding the amendment and restatement of the Original Agreement by this Agreement, (i) the Seller and Servicer shall continue to be liable to each of the parties to the Original Agreement or any other Indemnified Party or Affected Person (as such terms are defined in the Original Agreement) for fees and expenses which are accrued and unpaid under the Original Agreement on the date hereof (collectively, the “Original Agreement Outstanding Amounts”) and all agreements to indemnify such parties in connection with events or conditions arising or existing prior to the effective date of this Agreement and (ii) the security interest created under the Original Agreement shall remain in full force and effect as security for such Original Agreement Outstanding Amounts until such Original Agreement Outstanding Amounts shall have been paid in full. Upon the effectiveness of this Agreement, each reference to the Original Agreement in any other document, instrument or agreement shall mean and be a reference to this Agreement. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and/or delivered in connection with the Original Agreement.
In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
AMOUNTS AND TERMS OF THE PURCHASES
Section 1.1 Purchase Facility.

(a)On the terms and subject to the conditions hereof, the Seller may, from time to time before the Facility Termination Date, (i) ratably (based on the aggregate Commitments of the Related Committed Purchasers in their respective Purchaser Groups) request that the Conduit Purchasers, or, only if a Conduit Purchaser denies such request or is unable to fund, ratably request that the Related Committed Purchasers, make purchases (and deemed purchases) of and reinvestments in undivided percentage ownership interests with regard to the Purchased Interest from the Seller and (ii) request that the LC Bank issue or cause the issuance of Letters of Credit, in each case subject to the terms hereof (each such purchase, deemed purchase, reinvestment or issuance is referred to herein as a “Purchase”). Subject to Section 1.4(b), concerning reinvestments, at no time will a Conduit Purchaser have any obligation to make a Purchase. Each Related Committed Purchaser severally hereby agrees, on the terms and subject to the conditions hereof, to make purchases of and reinvestments in undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date or, if earlier, the Purchaser Termination Date with respect to such Related Committed Purchaser, based on the applicable Purchaser Group's Ratable Share of each Purchase requested pursuant to Section 1.2(a) (and, in the case of each Related Committed Purchaser, its Commitment Percentage of its Purchaser Group's Ratable Share of such Purchase) and, on the terms of and subject to the conditions of this Agreement, the LC Bank hereby agrees to issue Letters of Credit in return for (and each LC Participant hereby severally agrees to make Participation Advances in connection with any draws under such Letters of Credit equal to such LC Participant's Pro Rata Share of such draws), undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date. Notwithstanding anything set forth in this paragraph (a) or otherwise herein to the contrary under no circumstances shall any Purchaser make any purchase or reinvestment (including, without limitation, any Purchases deemed to have been requested by Seller pursuant to Section 1.1(b)) or issue any Letters of Credit hereunder, as applicable, if, after giving effect to such Purchase, the (i) aggregate outstanding amount of the Capital of such Purchaser, when added to all other Capital of all other Purchasers in such Purchaser's Purchaser Group would exceed (A) its Purchaser Group's Group Commitment (as the same may be reduced from time to time pursuant to Section 1.1(c)) minus (B) the Related LC Participant's Pro Rata Share of the LC Participation Amount, (ii) Aggregate Capital plus the LC Participation Amount would exceed the Purchase Limit, (iii) Purchased Interest would exceed 100%, or (iv) the LC Participation Amount would exceed the aggregate of the Commitments of the LC Participants.

The Seller may, subject to this paragraph (a) and the other requirements and conditions herein, use the proceeds of any purchase by the Purchasers hereunder to satisfy its Reimbursement Obligation to the LC Bank and the LC Participants (ratably, based on the outstanding amounts funded by the LC Bank and each such LC Participant) pursuant to Section 1.14 below.
Each of the parties hereto hereby acknowledges and agrees that from and after the date hereof, the Purchaser Group that includes Wells, as Purchaser Agent and Purchaser, shall not include a Conduit Purchaser (unless and until a Conduit Purchaser shall later join such Purchaser Group pursuant to the terms hereof), and each request by the Seller for ratable Purchases by the Conduit Purchasers pursuant to Section 1.1(a)(i) shall be deemed to be a request that the Related Committed Purchasers in Wells' Purchaser Group make their ratable share of such Purchase. For the avoidance of doubt, the Discount with respect to each Portion of Capital funded or maintained by such Related Committed Purchasers shall accrue at the Alternate Rate, rather than the CP Rate.
(b)In the event the Seller fails to reimburse the LC Bank for the full amount of any drawing under any Letter of Credit on the applicable Reimbursement Date (out of its own funds available therefor) pursuant to Section 1.14(b), then the Seller shall, automatically (and without the requirement of any further action on the part of any Person hereunder), be deemed to have requested a new purchase from the Conduit Purchasers or Related Committed Purchasers, as applicable, on such date, on the terms and subject to the conditions hereof, in an amount equal to the amount of such Reimbursement Obligation at such time. Subject to the limitations on funding set forth in paragraph (a) above (and the other requirements and conditions herein), the Conduit Purchasers or Related Committed Purchasers, as applicable, shall fund such deemed purchase request and deliver the proceeds thereof directly to the Administrator to be immediately distributed to the LC Bank in satisfaction of the Seller's Reimbursement Obligation pursuant to Section 1.14(b) to the extent of the amounts permitted to be funded by the Conduit Purchasers or Related Committed Purchasers, as applicable, at such time, hereunder.

(c)The Seller may, upon at least 30 days' written notice to the Administrator and each Purchaser Agent, terminate the Purchase Facility in whole or, upon at least 30 days' written notice to the Administrator, from time to time, irrevocably reduce in part the unused portion of the Purchase Limit (but not below the amount that would cause the Aggregate Capital plus the LC Participation Amount to exceed the Purchase Limit or would cause the Group Capital of any Purchaser Group to exceed its Group Commitment, in each case after giving effect to such reduction); provided, that each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof, and that, unless terminated in whole, the Purchase Limit shall in no event be reduced below $20,000,000. Each reduction in the Commitments hereunder shall be made ratably among the Purchasers in accordance with their respective Commitment Percentages and their respective Commitments. The Administrator shall promptly advise the Purchaser Agents of any notice received by it pursuant to this Section 1.1(c); it being understood that (in addition to and without limiting any other requirements for termination, prepayment and/or the funding of the LC Collateral Account hereunder) no such termination or reduction shall be effective unless and until (i) in the case of a termination, the amount on deposit in the LC Collateral Account is at least equal to the then outstanding LC Participation Amount and (ii) in the case of a partial reduction, the amount on deposit in the LC Collateral Account is at least equal to the amount, if any, by which the Purchase Limit as so reduced by such partial reduction exceeds the sum of the Aggregate Capital plus the LC Participation Amount.

(d)Each Conduit Purchaser hereby agrees with respect to itself that it will use commercially reasonable efforts to assure that the Purchases and reinvestments funded by it are funded through the issuance of Notes; provided, that (i) no Conduit Purchaser assures that the purchases or reinvestments of undivided percentage ownership interests funded by it are or will be funded or maintained through the issuance of Notes at any time a Termination Event has occurred and is continuing, (ii) nothing herein is (or shall be construed as) a commitment by any Conduit Purchaser to fund or maintain any purchase or reinvestment of undivided percentage ownership interests through the issuance of Notes and (iii) at no time will a Conduit Purchaser be obligated to make Purchases or reinvestments hereunder.

Section 1.2 Making Purchases.

(a)Seller may request a purchase (but not reinvestment) of undivided percentage ownership interests with regard to the Purchased Interest hereunder to be made in cash on any day upon the Seller's irrevocable written notice in the form of Annex B (each, a “Purchase Notice”) delivered to the Administrator and each Purchaser Agent in accordance with Section 6.2 (which notice must be received by the Administrator and each Purchaser Agent before 2:00 p.m., New York City time) at least two Business Days before the requested Purchase Date, which notice shall specify: (A) the amount requested to be paid to the Seller (such amount, which shall not be less than $500,000 or such lesser amount as agreed to by the Administrator and each Purchaser Agent), being the Capital relating to the undivided percentage ownership interest then being purchased with respect to each Purchaser Group, (B) the date of such purchase (which shall be a Business Day), and (C) the pro forma calculation of the Purchased Interest after giving effect to the increase in the Aggregate Capital resulting from such purchase.

(b)On the date of each purchase requested by Seller pursuant to Section 1.2(a), each applicable Conduit Purchaser or Related Committed Purchaser, as the case may be, shall, upon satisfaction of the applicable conditions set forth in Exhibit II, make available to the Seller in same day funds, at PNC Bank, National Association, account number 5605018601 (or such other account as may be designated in writing by the Seller to the Administrator and each Purchaser Agent), an amount equal to the portion of Capital relating to the undivided percentage ownership interest then being purchased by such Purchaser.

(c)Effective on the date of each Purchase pursuant to this Agreement, the Seller hereby sells and assigns to the Administrator for the benefit of the Purchasers (ratably, based on the sum of the Capital plus the LC Participation Amount outstanding at such time for each such Purchaser's Capital) an undivided percentage ownership interest in: (i) each Pool Receivable then existing, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.

(d)To secure all of the Seller's obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Administrator, for the benefit of the Purchasers, a security interest in all of the Seller's right, title and interest (including any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising: (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Box Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Seller under the Sale Agreement, and (vi) all proceeds of, and all amounts received or receivable under any or all of, the foregoing (collectively, the “Pool Assets”). The Seller hereby authorizes the Administrator to file financing statements describing the collateral covered thereby as “all of the debtor's personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement. The Administrator, on behalf of the Purchasers, shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Administrator and the Purchasers, all the rights and remedies of a secured party under any applicable UCC.

(e)The Seller may, with the written consent of the Administrator and each Purchaser Agent (and, in the case of a new Related LC Participant, the LC Bank), add additional Persons as Purchasers (either to an existing Purchaser Group or by creating new Purchaser Groups) or cause an existing Related Committed Purchaser or Related LC Participant to increase its Commitment in connection with a corresponding increase in the Purchase Limit; provided, that the Commitment of any Related Committed Purchaser or Related LC Participant may only be increased with the prior written consent of such Purchaser (which consent may be granted or withheld in their sole discretion). Each new Conduit Purchaser, Related Committed Purchaser or Related LC Participant (or Purchaser Group) shall become a party hereto, by executing and delivering to the Administrator, each Purchaser Agent and the Seller, an Assumption Agreement in the form of Annex C hereto (which Assumption Agreement shall, in the case of any new Conduit Purchaser, Related Committed Purchaser or Related LC Participant, be executed by each Person in such new Purchaser's Purchaser Group).

(f)Each Related Committed Purchaser's and Related LC Participant's obligations hereunder shall be several, such that the failure of any Related Committed Purchaser or Related LC Participant to make a payment in connection with any purchase hereunder, or drawing under a Letter of Credit hereunder, as the case may be, shall not relieve any other Related Committed Purchaser or Related LC Participant of its obligation hereunder to make payment for any Funded Purchase or such drawing. Further, in the event any Related Committed Purchaser or Related LC Participant fails to satisfy its obligation to make a purchase or payment with respect to such drawing as required hereunder, upon receipt of notice of such failure from the Seller or the Administrator (or any relevant Purchaser Agent or, solely to the extent no such notice has been given, notice by the Servicer), subject to the limitations set forth herein, the non-defaulting Related Committed Purchasers or Related LC Participants in such defaulting Related Committed Purchaser's or Related LC Participant's Purchaser Group shall fund the defaulting Related Committed Purchaser's or Related LC Participant's Commitment Percentage of the related Purchase or drawing pro rata in proportion to their relative Commitment Percentages (determined without regard to the Commitment Percentage of the defaulting Related Committed Purchaser or Related LC Participant; it being understood that a defaulting Related Committed Purchaser's or Related LC Participant's Commitment Percentage of any Purchase or drawing shall be first funded by the Related Committed Purchasers or Related LC Participants in such defaulting Related Committed Purchaser's or Related LC Participant's Purchaser Group and thereafter if there are no other Related Committed Purchasers or Related LC Participants in such Purchaser Group or if such other Related Committed

Purchasers or Related LC Participants are also defaulting Related Committed Purchasers or Related LC Participants, then such defaulting Related Committed Purchaser's or Related LC Participant's Commitment Percentage of such Purchase or drawing shall be funded by each other Purchaser Group ratably and applied in accordance with this paragraph (f)). Notwithstanding anything in this paragraph (f) to the contrary, no Related Committed Purchaser or Related LC Participant shall be required to make a Purchase or payment with respect to such drawing pursuant to this paragraph for an amount which would cause the aggregate Capital of such Related Committed Purchaser or the Pro Rata Share of the LC Participation Amount of such Related LC Participant (after giving effect to such Purchase or payment with respect to such drawing) to exceed its Commitment.

(g)Notwithstanding the otherwise applicable conditions precedent to Purchases hereunder, upon effectiveness of this Agreement in accordance with its terms and immediately prior to giving effect to Section 1.2(h) below, Market Street, as a Conduit Purchaser, shall be deemed to have outstanding Capital hereunder equal to its outstanding Capital under the Original Agreement immediately prior to the effectiveness of this Agreement.

(h)Immediately upon effectiveness of this Agreement in accordance with its terms and after giving effect to Section 1.2(g) above, Market Street, as a Related Committed Purchaser, hereby assigns and delegates to Wells, as a Related Committed Purchaser, $25,000,000 of Market Street's existing $100,000,000 Commitment and the related obligation hereunder to make Purchases and reinvestments from time to time in accordance with the terms hereof, and Wells, as a Related Committed Purchaser, hereby assumes such $25,000,000 Commitment and such obligation hereunder to make Purchases and reinvestments from time to time in accordance with the terms hereof;

After giving effect to the assignments and assumptions described in Section 1.2(h) and effective as of the Closing Date:

(i)there shall be two Purchaser Groups as follows, one of which consists of Market Street, as a Conduit Purchaser and as a Related Committed Purchaser, and PNC, as LC Bank and as an LC Participant, and the other of which consists of Wells, as a Related Committed Purchaser and as an LC Participant;

(ii)the Group Commitment of Market Street's Purchaser Group shall be $75,000,000, and the Group Commitment of Wells's Purchaser Group shall be $30,000,000;

(iii)the Commitment of Market Street, as a Related Committed Purchaser shall be $75,000,000, and the Commitment of Wells, as a Related Committed Purchaser shall be $30,000,000;

(iv)the Commitment of PNC, as LC Bank and as an LC Participant shall be $75,000,000, and the Commitment of Wells, as an LC Participant shall be $30,000,000;

(v)the Aggregate Capital shall be $0, the Capital funded by Market Street shall be $0, and the Capital funded by Wells shall be $0;

(vi)Wells shall have the rights and obligations of a Conduit Purchaser, a Related Committed Purchaser and LC Participant hereunder, to the extent of the Commitments so assigned to and assumed by them, respectively; and

(vii)Market Street and PNC shall, to the extent of the assignment by them pursuant to Section 1.2(h), be released from the portion of their respective Commitments so assigned.

The parties hereto acknowledge and agree that the assignments and assumptions effected by Section 1.2(h) shall be deemed to satisfy the requirements of Section 1.2(e) and Section 6.3(c) hereof relating to the execution and delivery of an Assumption Agreement and a Transfer Supplement and any other requirements hereunder and under the Original Agreement for assignments of Capital and Commitments.
Section 1.3 Purchased Interest Computation.The Purchased Interest shall be initially computed on the Closing Date. Thereafter, until the Facility Termination Date, such Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. On any Termination Day, the Purchased Interest shall be deemed to be 100%. The Purchased Interest shall become zero when (a) the Aggregate Capital thereof and Aggregate Discount thereon shall have been paid in full, (b) an amount equal to 100% of the LC Participation Amount shall have been deposited in the LC Collateral Account, or all Letters of Credit shall have expired, and (c) all the amounts owed by the Seller and the Servicer hereunder to each Purchaser, the Administrator and any other Indemnified Party or Affected Person that are then due and payable are paid in full, and the Servicer shall have received the accrued Servicing Fee thereon.

Section 1.4 Settlement Procedures.

(a)The collection of the Pool Receivables shall be administered by the Servicer in accordance with this Agreement and applicable regulatory law. The Seller shall, to the extent that it is in possession thereof, or can reasonably obtain it, provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Day and current computations of the Purchased Interest.

(b)The Servicer shall, on each day on which Collections of Pool Receivables are received (or deemed received) by the Seller or the Servicer:

(i)set aside and hold in trust (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) for the benefit of each Purchaser Group, out of such Collections, first, an amount equal to the Aggregate Discount accrued through such day for each Portion of Capital and not previously set aside, second, an amount equal to the Fees accrued and unpaid through such day, and third, to the extent funds are available therefor, an amount equal to the aggregate of each Purchasers' Share of the Servicing Fee accrued through such day and not previously set aside,
(ii)subject to Section 1.4(f), if such day is not a Termination Day, remit to the Seller, ratably, on behalf of each Purchaser Group, the remainder of such Collections. Such remainder shall, to the extent representing a return on the Aggregate Capital, ratably, according to each Purchaser's Capital, be automatically reinvested in Pool Receivables, and in the Related Security, Collections and other proceeds with respect thereto; provided, however, that if the Purchased Interest would exceed 100%, then the Servicer shall not reinvest, but shall set aside and hold in trust for the benefit of the Purchasers (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) a portion of such Collections that, together with the other Collections set aside pursuant to this paragraph, shall equal the amount necessary to reduce the Purchased Interest to 100% (determined as if such Collections set aside had been applied to reduce the Aggregate Capital at such time), which amount shall be deposited ratably to each Purchaser Agent's account (for the benefit of its related Purchasers) on the next Settlement Date in accordance with Section 1.4(c); provided, further, that (x) in the case of any Purchaser that is a Conduit Purchaser, if such Conduit Purchaser has provided notice (a “Declining Notice”) to its Purchaser Agent, the Administrator, and the Servicer that such Purchaser (a “Declining Conduit Purchaser”) no longer wishes Collections with respect to any Portion of Capital funded or maintained by such Conduit Purchaser to be reinvested pursuant to this clause (ii), or (y) in the case of any Exiting Purchaser, then in either case set forth in subclauses (x) or (y), above, such Purchaser's ratable share (determined according to outstanding Capital) of Collections shall not be reinvested or remitted to the Seller and shall instead be held in trust for the benefit of such Purchaser and applied in accordance with clause (iii) below,

(iii)if such day is a Termination Day or a day on which the conditions set forth in Section 2 of Exhibit II to this Agreement are not satisfied (or any day following the provision of a Declining Notice or the occurrence of the Purchaser Termination Date with respect to any Purchaser), set aside, segregate and hold in trust for the benefit of the Purchasers (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator), the entire remainder of the Collections (or in the case of a Declining Conduit Purchaser or an Exiting Purchaser an amount equal to such Declining Conduit Purchaser's or Exiting Purchaser's ratable share of such Collections based on its Capital; provided, that solely for the purpose of determining such Declining Conduit Purchaser's or Exiting Purchaser's ratable share of such Collections, such Declining Conduit Purchaser's or Exiting Purchaser's Capital shall be deemed to remain constant from the date of the provision of a Declining Notice or the occurrence of the Purchaser Termination Date with respect to such Purchaser, as the case may be, until the date such Declining Conduit Purchaser's or Exiting Purchaser's Capital has been paid in full; it being understood that if such day is also a Termination Day or a day on which the conditions set forth in Section 2 of Exhibit II to this Agreement are not satisfied, such Declining Conduit Purchaser's or Exiting Purchaser's Capital shall be recalculated taking into account amounts received by such Purchaser in respect of this parenthetical and thereafter Collections shall be set aside for such Purchaser ratably in respect of its Capital (as recalculated)); provided, further, that if amounts are set aside and held in trust on any Termination Day or any day on which the conditions set forth in Section 2 of Exhibit II to this Agreement are not satisfied (or any day following the provision of a Declining Notice or the occurrence of the Purchaser Termination Date with respect to any Purchaser) and, thereafter, the conditions set forth in Section 2 of Exhibit II or giving rise to the related Facility Termination Date are satisfied or cured or waived by the Majority Purchaser Agents (or in the case of a Declining Notice or the occurrence of the Purchaser Termination Date with respect to any Purchaser, such Declining Notice or occurrence of the Purchaser Termination Date with respect to such Purchaser, as the case may be, has been revoked by the related Declining Conduit Purchaser or waived by the related Exiting Purchaser, as the case may be, and written notice thereof has been provided to the Administrator, the related Purchaser Agent and the Servicer), such previously set-aside amounts shall, to the extent representing a return on the Aggregate Capital (or the Capital of the Declining Conduit Purchaser or Exiting Purchaser, as the case may be) and ratably in accordance with each Purchaser's Capital, be reinvested in accordance with clause (ii)

on the day of such subsequent satisfaction, cure or waiver of conditions or revocation of Declining Notice or waiver of such Purchaser Termination Date, as the case may be, and

(iv)release to the Seller (subject to Section 1.4(f)) for its own account any Collections in excess of: (w) amounts required to be reinvested in accordance with clause (ii) or the proviso to clause (iii) plus (x) the amounts that are required to be set aside pursuant to clause (i), the provisos to clause (ii) and clause (iii) plus (y) the Seller's Share of the Servicing Fee accrued and unpaid through such day and all reasonable and appropriate out-of-pocket costs and expenses of the Servicer for servicing, collecting and administering the Pool Receivables plus (z) all other amounts then due and payable by the Seller under this Agreement to the Purchasers, the Purchaser Agents, the Administrator, and any other Indemnified Party or Affected Person.

(c)The Servicer shall, in accordance with the priorities set forth in Section 1.4(d), deposit into each applicable Purchaser Agent's account (or such other account designated by such applicable Purchaser or its Purchaser Agent), on each Settlement Date in the case of Collections held for each Purchaser with respect to such Purchaser's Portion(s) of Capital pursuant to clause (b)(i) or paragraph (f), plus the amount of Collections then held for the related Purchasers pursuant to clauses (b)(ii) and (iii) of this Section 1.4; provided, that if CB or an Affiliate thereof is the Servicer, such day is not a Termination Day and the Administrator has not notified CB (or such Affiliate) that such right is revoked, CB (or such Affiliate) may retain the portion of the Collections set aside pursuant to clause (b)(i) that represents the aggregate of each Purchasers' Share of the Servicing Fee.

(d)The Servicer shall distribute the amounts described (and at the times set forth) in paragraph (c) above as follows:

(i)if such distribution occurs on a day that is not a Termination Day and the Purchased Interest does not exceed 100%, first, to each Purchaser Agent ratably according to the Discount accrued during the Yield Period ending on the Settlement Date on which such Discount is distributed (for the benefit of the relevant Purchasers within such Purchaser Agent's Purchaser Group) in payment in full of all accrued Discount and Fees (other than Servicing Fees) with respect to each Portion of Capital maintained by such Purchasers; it being understood that each Purchaser Agent shall distribute such amounts to the Purchasers within its Purchaser Group ratably according to Discount, and second, if the Servicer has set aside amounts in respect of the Purchasers' Share of the Servicing Fee pursuant to clause (b)(i) and has not retained such amounts pursuant to paragraph (c), to the Servicer's own account (payable in arrears on each Settlement Date) in payment in full of the aggregate of the Purchasers' Share of accrued Servicing Fees so set aside, and

(ii)if such distribution occurs on a Termination Day or on a day on which the conditions set forth in Section 2 of Exhibit II to this Agreement are not satisfied or on a day when the Purchased Interest exceeds 100%, first, if CB or an Affiliate thereof is not the Servicer, to the Servicer's own account in payment in full of the Purchasers' Share of all accrued Servicing Fees, second, to each Purchaser Agent ratably (based on the aggregate accrued and unpaid Discount and Fees payable to all Purchasers at such time) (for the benefit of the relevant Purchasers within such Purchaser Agent's Purchaser Group) in payment in full of all accrued Discount with respect to each Portion of Capital funded or maintained by the Purchasers within such Purchaser Agent's Purchaser Group and all accrued Fees, third, to each Purchaser Agent ratably according to the aggregate of the Capital of each Purchaser in each such Purchaser Agent's Purchaser Group (for the benefit of the relevant Purchasers in such Purchaser Agent's Purchaser Group) in payment in full of each Purchaser's Capital (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%) (determined as if such Collections had been applied to reduce the Aggregate Capital); it being understood that each Purchaser Agent shall distribute the amounts described in the first, second and third clauses of this Section 1.4(d)(ii) to the Purchasers within such Purchaser Agent's Purchaser Group ratably according to Discount, Fees and Capital, respectively, fourth, to the LC Collateral Account for the benefit of the LC Bank and the LC Participants, the amount necessary to cash collateralize the LC Participation Amount until the amount of cash collateral held in such LC Collateral Account equals 100% of the LC Participation Amount (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%) (determined as if such Collections had been applied to reduce the aggregate outstanding amount of the LC Participation Amount), fifth, if the Aggregate Capital and accrued Aggregate Discount with respect to each Portion of Capital for all Purchaser Groups have been reduced to zero, and the Purchasers' Share of all accrued Servicing Fees payable to the Servicer (if other than CB or an Affiliate thereof) have been paid in full, to each Purchaser Group ratably, based on the amounts then due and payable to each (for the benefit of the Purchasers within such Purchaser Group), the Administrator and any other Indemnified Party or Affected Person in payment in full of any other amounts then due and payable thereto by the Seller or Servicer hereunder and, sixth, to the Servicer's own account (if the Servicer is CB or an Affiliate thereof) in payment in full of the aggregate of the Purchasers' Share of all accrued Servicing Fees.

After the then due and payable Aggregate Capital, Aggregate Discount, Fees and Servicing Fees with respect to the Purchased Interest, and any other amounts then due and payable by the Seller and the Servicer to each Purchaser Group, the Administrator or any other Indemnified Party or Affected Person hereunder, have been paid in full, and (on and after a Termination Day) after an amount equal to 100% of the LC Participation Amount has been deposited in the LC Collateral Account, all additional Collections with respect to the Purchased Interest shall be paid to the Seller for its own account.
(e)For the purposes of this Section 1.4:

(i)if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected or returned goods or services, or any revision, cancellation, allowance, discount or other adjustment made by the Seller or any Affiliate of the Seller, or the Servicer or any Affiliate of the Servicer, or any setoff or dispute between the Seller or any Affiliate of the Seller, or the Servicer or any Affiliate of the Servicer and an Obligor (except any such revision, cancellation, allowance, discount or other adjustment made in settlement of such Pool Receivable resulting from the financial inability of the applicable Obligor to pay such Pool Receivable and, in the case of all Pool Receivables (other than Specified Receivables), made in accordance with the Credit and Collection Policies), the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and shall immediately pay any and all such amounts in respect thereof to a Lock-Box Account for the benefit of the Purchasers and their assigns and for application pursuant to Section 1.4;

(ii)if on any day it is determined that any of the representations or warranties in Sections 1(j) or 3(a) of Exhibit III was (and at the time of such determination remains) untrue with respect to any Pool Receivable at the time a Purchase was made with respect to such Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full and shall immediately pay any and all such amounts to a Lock-Box Account (or as otherwise directed by the Administrator at such time) for the benefit of the Purchasers and their assigns and for application pursuant to this Section 1.4 (Collections deemed to have been received pursuant to clause (i) or (ii) of this paragraph (e) are hereinafter sometimes referred to as “Deemed Collections”);

(iii)except as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in a manner consistent with the application and allocation procedures employed by the Servicer at such time; and

(iv)if and to the extent the Administrator, any Purchaser Agent or any Purchaser shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Seller and, accordingly, such Person shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

(f)If at any time the Seller shall wish to cause the reduction of Aggregate Capital (but not to commence the liquidation, or reduction to zero, of the entire Aggregate Capital) the Seller may do so as follows:

(i)the Seller shall give the Administrator, each Purchaser Agent and the Servicer written notice in the form of Annex E (each, a “Paydown Notice”) at least two Business Days prior to the date of such reduction and each such Paydown Notice shall include, among other things, the amount of such proposed reduction and the proposed date on which such reduction will commence;

(ii)on the proposed date of commencement of such reduction and on each day thereafter, the Servicer shall cause Collections not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction; and

(iii)the Servicer shall hold such Collections in trust for the benefit of each Purchaser ratably according to its Capital, for payment to each such Purchaser (or its related Purchaser Agent for the benefit of such Purchaser) on the next Settlement Date (or such other date as agreed to by the Administrator) with respect to any Portions of Capital maintained by such Purchaser immediately following the related current Yield Period, and the Aggregate Capital (together with the Capital of any related Purchaser) shall be deemed reduced in the amount to be paid to such Purchaser (or its related Purchaser Agent for the benefit of such Purchaser) only when in fact finally so paid;

provided, that the amount of any such reduction shall be not less than $200,000 (to be applied pro rata in accordance with the Aggregate Capital outstanding) and the entire Aggregate Capital after giving effect to such reduction shall be not less than $20,000,000.

Section 1.5 Fees. The Seller shall pay to each Purchaser Agent for the benefit of the Purchasers and Liquidity Providers in the related Purchaser Group in accordance with the provisions set forth in Section 1.4(d) certain fees in the amounts and on the dates set forth in one or more fee letter agreements, dated the Closing Date (or dated the date any such Purchaser and member of its related Purchaser Group become a party hereto pursuant to an Assumption Agreement, a Transfer Supplement or otherwise), between the Seller and the applicable Purchaser Agent, respectively, (as any such fee letter agreement may be amended, restated, supplemented or otherwise modified from time to time, each, a “Purchaser Group Fee Letter” and each of the Purchaser Group Fee Letters may be referred to collectively as, the “Fee Letters”).

Section 1.6 Payments and Computations, Etc.

(a) All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be made without reduction for offset or counterclaim and shall be paid or deposited no later than 2:00 p.m. (New York City Time) on the day when due in same day funds to the account for each Purchaser maintained by the applicable Purchaser Agent (or such other account as may be designated from time to time by such Purchaser Agent to the Seller and the Servicer). All amounts received after 2:00 p.m. (New York City Time) will be deemed to have been received on the next Business Day.

(b) The Seller or the Servicer, as the case may be, shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller or the Servicer, as the case may be, when due hereunder, at an interest rate equal to 3.0% per annum above the Base Rate, payable on demand.

(c) All computations of interest under paragraph (b) and all computations of Discount, Fees and other amounts hereunder shall be made on the basis of a year of 360 (or 365 or 366, as applicable, with respect to Discount or other amounts calculated by reference to the Base Rate) days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next Business Day and such extension of time shall be included in the computation of such payment or deposit.

Section 1.7Increased Costs.

(a)If, after the date hereof, the Administrator, any Purchaser, Liquidity Provider or Program Support Provider or any of their respective Affiliates (each an “Affected Person”) determines that (i) the introduction of or any change in or in the interpretation of, any law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) after the date hereof, or (ii) compliance with any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) made after the date hereof increases or would increase the amount of capital required or expected to be maintained by such Affected Person based upon the existence of any commitment to make Purchases of (or otherwise to maintain the investment in) Pool Receivables or any related liquidity facility, credit enhancement facility and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Administrator), the Seller shall promptly pay such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person determines such increase in capital is allocable to the existence of any of such commitments.

(b)If, due to either: (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) made after the date hereof, there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of, the Purchased Interest (or its portion thereof) in respect of which Discount is computed by reference to the Euro-Rate or LMIR, then, upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for such increased costs.

(c)If an Affected Person requests compensation under this Section 1.7, a certificate describing in reasonable detail such amounts and the basis for such Affected Person's demand for such amounts shall be submitted to the Seller and the applicable Purchaser Agent by such Affected Person and shall be conclusive and binding for all purposes, absent manifest error.

(d)Within a reasonable time period after any Affected Person has actual knowledge that it is subject to increased capital requirements or incurs other increased costs pursuant to this Section 1.7, such Affected Person shall notify the Seller and the Servicer of such fact.

(e)Notwithstanding anything in this Section 1.7 to the contrary, (i) if any Affected Person fails to give demand for amounts or losses incurred in connection with this Section 1.7 within 180 days after it obtains knowledge that it is subject to increased capital requirements or has incurred other increased costs, such Affected Person shall, with respect to amounts payable pursuant to this Section 1.7, only be entitled to payment under this Section 1.7 for amounts or losses incurred from and after the date 180 days prior to the date that such Affected Person does give such demand and (ii) the Seller shall not be required to pay to any Affected Person (x) any amount that has been fully and finally paid in cash to such Affected Person pursuant to any other provision of this Agreement or any other Transaction Document, (y) any amount, if the payment of such amount is expressly excluded by any provision of this Agreement or any other Transaction Document or (z) any amount, if such amount constitutes Taxes (which shall be governed by Section 1.10).

Section 1.8Requirements of Law.

(a)If, after the date hereof, any Affected Person determines that (i) the introduction of or any change in or in the interpretation of any law, rule or regulation after the date hereof, or (ii) compliance with any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) made after the date hereof:

(i)does or shall subject such Affected Person to any increase in the Purchased Interest (or its portion thereof) or in the amount of Capital relating thereto,

(ii)does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, Purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person that are not otherwise included in the determination of the Euro-Rate or LMIR, and the result of any of the foregoing is: (1) to increase the cost to such Affected Person of agreeing to purchase or purchasing or maintaining the ownership of undivided percentage ownership interests with regard to the Purchased Interest (or interests therein) or any Portion of Capital, or (2) to reduce any amount receivable hereunder (whether directly or indirectly), then, in any such case, upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable. All such amounts shall be payable as incurred.
(b)If an Affected Person requests compensation under this Section 1.8, a certificate describing in reasonable detail such amounts and the basis for such Affected Person's demand for such amounts shall be submitted to the Seller and the applicable Purchaser Agent by such Affected Person and shall be conclusive and binding for all purposes, absent manifest error.

(c)Within a reasonable time period after any Affected Person has actual knowledge that it has incurred additional costs or reduced amounts receivable pursuant to this Section 1.8, such Affected Person shall notify the Seller and the Servicer of such fact.

(d)Notwithstanding anything in this Section 1.8 to the contrary, (i) if any Affected Person fails to give demand for additional costs or reduced amounts receivable incurred in connection with this Section 1.8 within 180 days after it obtains knowledge that it has suffered additional costs or reduced amounts receivable, such Affected Person shall, with respect to amounts payable pursuant to this Section 1.8, only be entitled to payment under this Section 1.8 for amounts or losses incurred from and after the date 180 days prior to the date that such Affected Person does give such demand and (ii) the Seller shall not be required to pay to any Affected Person (x) any amount that has been fully and finally paid in cash to such Affected Person pursuant to any other provision of this Agreement or any other Transaction Document, (y) any amount, if the payment of such amount is expressly excluded by any provision of this Agreement or any other Transaction Document or (z) any amount, if such amount constitutes Taxes (which shall be governed by Section 1.10).

Section 1.9Funding Losses.

(a)The Seller shall compensate each Affected Person, upon written request by such Person for all losses, expenses and liabilities (including any interest paid by such Affected Person to lenders of funds borrowed by it to fund or maintain any Portion of Capital hereunder at an interest rate determined by reference to the Euro-Rate or LMIR and any loss sustained by such Person in connection with the re-employment of such funds), which such Affected Person may sustain with respect to funding or maintaining such Portion of Capital at the Euro-Rate or LMIR if, for any reason, after the applicable request by the Seller to fund or maintain such Portion of Capital at an interest rate determined by reference to the Euro-Rate or LMIR, such funding or maintenance does not occur on a date specified therefor.

(b)If an Affected Person requests compensation under this Section 1.9, a certificate describing in reasonable detail such amounts and the basis for such Affected Person's demand for such amounts shall be submitted to the Seller and the applicable Purchaser Agent by such Affected Person and shall be conclusive and binding for all purposes, absent manifest error.

(c)Within a reasonable time period after any Affected Person has actual knowledge that such Affected Person has incurred losses pursuant to this Section 1.9, such Affected Person shall notify the Seller and the Servicer of such fact.

(d)Notwithstanding anything in this Section 1.9 to the contrary, the Seller shall not be required to pay to any Affected Person any amount pursuant to this Section 1.9 to the extent (i) such amount has been fully and finally paid in cash to such Affected Person pursuant to any other provision of this Agreement (including, without limitation, as a component of Discount) or any other Transaction Document or (ii) the payment of such amount is expressly excluded by any provision of this Agreement or any other Transaction Document.

Section 1.10Taxes.

(a)The Seller agrees that:

(i)Any and all payments by the Seller under this Agreement and any other Transaction Document shall be made free and clear of and without deduction for any Taxes or Other Taxes, excluding (A) overall income or franchise taxes, in either case, imposed on the Person receiving such payment by the Seller hereunder by the jurisdiction under whose laws such Person is organized, the jurisdiction of such Person's principal place of business or the jurisdiction in which such Person holds its undivided percentage ownership interest in the Purchased Interest, or any political subdivision thereof, or (B) any tax to the extent such tax is attributable to any Purchaser's failure to comply with Section 1.10(c) (all such Taxes other than those referred to in clauses (A) and (B) of this Section 1.10(a)(i) being hereinafter referred to as “Indemnified Taxes”). If the Seller shall be required by law to deduct any Indemnified Taxes from or in respect of any sum payable hereunder to any Purchaser, any Liquidity Provider, Program Support Provider or the Administrator, then the sum payable shall be increased by the amount necessary to yield to such Person (after payment of all Taxes) an amount equal to the sum it would have received had no such deductions been made.

(ii)Whenever any Indemnified Taxes are payable by the Seller, as promptly as possible thereafter, the Seller shall send to the Administrator for its own account or for the account of any Purchaser or any Liquidity Provider or other Program Support Provider, as the case may be, a certified copy of an original official receipt showing payment thereof or such other evidence of such payment as may be available to the Seller and acceptable to the taxing authorities having jurisdiction over such Person. If the Seller fails to pay any Indemnified Taxes when due to the appropriate taxing authority or fails to remit to the Administrator the required receipts or other required documentary evidence, the Seller shall indemnify the Administrator and/or any other Affected Person, as applicable, for any incremental Taxes, interest or penalties that may become payable by such party as a result of any such failure.

(b)The Seller shall indemnify each Affected Person within ten days after written demand therefor, for the full amount of any Indemnified Taxes paid by such Affected Party on or with respect to any payment by or on account of any obligation of the Seller hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 1.10) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. None of Sections 1.7, 1.8, 3.1, 3.2 or 6.4(a) shall apply to Taxes, which shall be governed exclusively by this Section 1.10.

(c)Each Person organized under the laws of a jurisdiction outside the United States that seeks to become a Purchaser under this Agreement, including assignees, participants and transferees pursuant to Section 6.3 (a “Foreign Purchaser”), shall prior to becoming a Foreign Purchaser and upon changing its funding office provide to Seller and Administrator a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States certifying that payments hereunder to such Foreign Purchaser are exempt from or not subject to United States withholding tax (a “Certificate of Exemption”). Each Foreign Purchaser shall also deliver a Certificate of Exemption, if legally entitled to do so, promptly upon the obsolescence, expiration or invalidity of any Certificate of Exemption previously delivered by such Foreign Purchaser and from time to time upon the reasonable request of the Seller. Each Foreign Purchaser shall promptly notify the Seller at any time it determines that it is no longer in a position to provide any previously delivered Certificate of Exemption to such Seller. No foreign Person may become a Foreign Purchaser hereunder if such Person fails to deliver a Certificate of Exemption in advance of becoming a Foreign Purchaser. Each Foreign Purchaser shall within a reasonable time period notify Seller that it is a Foreign Purchaser and shall also within a reasonable time period notify Seller of any change in its funding office.

(d)If an Affected Person determines, in its sole discretion, that it has received a refund or credit of any Taxes or Other Taxes as to which it has been indemnified by the Seller, it shall pay over such refund or credit to the Seller (but only to the extent of indemnity payments made, or additional amounts paid, by the Seller under this Section 1.10 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Affected Person and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund net of any applicable Taxes payable in respect of such interest); provided, that the Seller, upon the request of such Affected Person, agrees to repay the amount paid over to the Seller (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Affected Person in the event such Affected Person is required to repay such refund to such Governmental Authority. This Section 1.10 shall not be construed to require any Affected Person to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Seller or any other Person.

(e)If an Affected Person requests indemnification or repayment under this Section 1.10, a certificate describing in reasonable detail such amounts and the basis for such Affected Person's demand for such amounts shall be submitted to the Seller and the applicable Purchaser Agent by such Affected Person and shall be conclusive and binding for all purposes, absent manifest error.

(f)Within a reasonable time period after an obligation of the Seller to indemnify or repay an Affected Person pursuant to this Section 1.10 arises, such Affected Person shall notify the Seller and the Servicer of such fact.

(g)Notwithstanding anything in this Section 1.10 to the contrary, the Seller shall not be required to pay to an Affected Person any amount pursuant to this Section 1.10 to the extent (i) such amount has been fully and finally paid in cash to such Affected Person pursuant to any other provision of this Agreement or any other Transaction Document, (ii) the payment of such amount is expressly excluded by any provision of this Agreement or any other Transaction Document.

Section 1.11Letters of Credit. Subject to the terms and conditions hereof, the LC Bank shall issue or cause the issuance of Letters of Credit (“Letters of Credit”) on behalf of Seller (and, if applicable, on behalf of, or for the account of, an Originator or any other Affiliate of the Seller and CB); provided, however, that the LC Bank will not be required to issue or cause to be issued any Letters of Credit to the extent that after giving effect thereto the issuance of such Letters of Credit would then cause (a) the sum of (i) the Aggregate Capital plus (ii) the LC Participation Amount to exceed the Purchase Limit or (b) the LC Participation Amount to exceed the aggregate of the Commitments of the LC Participants (other than Defaulting Participants). All amounts drawn upon Letters of Credit shall accrue Discount for each day such drawn amounts shall have not been reimbursed.

Section 1.12Issuance of Letters of Credit.

(a)The Seller may request the LC Bank, upon two (2) Business Days' prior written notice submitted on or before 11:00 a.m., New York time, to issue a Letter of Credit by delivering to the Administrator, the LC Bank's form of Letter of Credit Application (the “Letter of Credit Application”), substantially in the form of Annex G attached hereto and a Purchase Notice, substantially in the form of Annex B hereto, in each case completed to the reasonable satisfaction of the Administrator and the LC Bank. The Seller also has the right to give instructions and make agreements with respect to any Letter of Credit Application and the disposition of documents, and to agree with the Administrator upon any amendment, extension or renewal of any Letter of Credit.

(b)Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or other written demands for payment when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit's date of issuance, extension or renewal, as the case may be, and in no event later than twelve (12) months after the Purchaser Termination Date. For the avoidance of doubt, no Letter of Credit may be extended or renewed to a date that is later than twelve (12) months after the Purchaser Termination Date. Each Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revisions thereof adhered to by the LC Bank or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590), and any amendments or revisions thereof adhered to by the LC Bank, as determined by the LC Bank.

(c)The Administrator shall promptly notify the LC Bank and each LC Participant, at such Person's address for notices hereunder, of the request by the Seller for a Letter of Credit hereunder, and shall provide the LC Bank and LC Participants with the Letter of Credit Application and Purchase Notice delivered to the Administrator by the Seller pursuant to paragraph (a) above, by the close of business on the day received or if received on a day that is not a Business Day or on any Business Day after 11:00 a.m., New York time, on such day, on the next Business Day.

Section 1.13Requirements For Issuance of Letters of Credit. The Seller shall authorize and direct the LC Bank to name the Seller, an Originator or any other Affiliate of the Seller and CB as the “Applicant” or “Account Party” of each Letter of Credit.

Section 1.14Disbursements, Reimbursement.

(a)Immediately upon the issuance of each Letter of Credit, each LC Participant shall be deemed to have, and hereby irrevocably and unconditionally agrees to, purchase from the LC Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to such LC Participant's Pro Rata Share of the face amount of such Letter of Credit and the amount of such drawing, respectively.

(b)In the event of any drawing under a Letter of Credit by the beneficiary or transferee thereof, the LC Bank will promptly notify the Administrator and the Seller of such drawing. The Seller shall reimburse (such obligation to reimburse the LC Bank shall sometimes be referred to as a “Reimbursement Obligation”) the LC Bank in an amount equal to the amount of such drawing not later than (i) if the Seller shall have received such notice by 1:00 p.m., New York time, on the date of such drawing (each such date, a “Drawing Date”), 4:00 p.m., New York time, on the Drawing Date and (ii) otherwise 12:00 noon, New York time, on the Business Day immediately following the Drawing Date (the date on which the Seller is obligated to perform a Reimbursement Obligation is referred to as a “Reimbursement Date”). In the event the Seller fails to reimburse the LC Bank for the full amount of any drawing under any Letter of Credit by 12:00 noon, New York time, on a Reimbursement Date (including because the conditions precedent to a Funded Purchase deemed to have been requested by Seller pursuant to Section 1.1(b) to reimburse the LC Bank shall not have been satisfied), the LC Bank will promptly notify each LC Participant thereof. Any notice given by the LC Bank pursuant to this Section may be oral if immediately confirmed in writing; provided that the lack of such an immediate written confirmation shall not affect the conclusiveness or binding effect of such oral notice.

(c)Each LC Participant shall upon any notice pursuant to paragraph (b) above make available to the LC Bank an amount in immediately available funds equal to its Pro Rata Share of the amount of the drawing (a “Participation Advance”), whereupon the LC Participants shall each be deemed to have made a Funded Purchase in that amount. If any LC Participant so notified fails to make available to the LC Bank the amount of such LC Participant's Pro Rata Share of such amount by no later than 2:00 p.m., New York time on the Reimbursement Date (or, if such Reimbursement Date is the Drawing Date, 12:00 noon, New York time on the Business Day immediately following such Reimbursement Date) (the date on which an LC Participant is obligated to make available to the LC Bank the amount of such LC Participant's Pro Rata Share is referred to as the “LC Participant Reimbursement Date”), then interest shall accrue on such LC Participant's obligation to make such payment, from the LC Participant Reimbursement Date to the date on which such LC Participant makes such payment (i) at a rate per annum equal to the Federal Funds Rate during the first three days following the LC Participant Reimbursement Date and (ii) at a rate per annum equal to the rate applicable to Capital on and after the fourth day following the LC Participant Reimbursement Date. The LC Bank will promptly give notice of the occurrence of the LC Participant Reimbursement Date, but failure of the LC Bank to give any such notice on the LC Participant Reimbursement Date or in sufficient time to enable any LC Participant to effect such payment on the LC Participant Reimbursement Date shall not relieve such LC Participant from its obligation under this paragraph (c), provided that such LC Participant shall not be obligated to pay interest as provided in clauses (i) and (ii) above until and commencing from the date of receipt of notice from the LC Bank or the Administrator of the occurrence of the LC Participant Reimbursement Date. Each LC Participant's Commitment shall continue until the last to occur of any of the following events: (A) the LC Bank ceases to be obligated to issue or cause to be issued Letters of Credit hereunder, (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than the Seller) have been fully reimbursed for all payments made under or relating to Letters of Credit.

Section 1.15Repayment of Participation Advances.

(a)Upon (and only upon) receipt by the LC Bank for its account of immediately available funds from or for the account of the Seller (i) in reimbursement of any payment made by the LC Bank under a Letter of Credit with respect to which any LC Participant has made a Participation Advance to the LC Bank, or (ii) in payment of Discount on the Funded Purchases made or deemed to have been made in connection with any such draw, the LC Bank will pay to each LC Participant, ratably (based on the outstanding drawn amounts funded by each such LC Participant in respect of such Letter of Credit), in the same funds as those received by the LC Bank; it being understood, that the LC Bank shall retain a ratable amount of such funds that were not the subject of any payment in respect of such Letter of Credit by any LC Participant.

(b)If the LC Bank is required at any time to return to the Seller, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by the Seller to the LC Bank pursuant to this Agreement in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each LC Participant shall, on demand of the LC Bank, forthwith return to the LC Bank the amount of its Pro Rata Share of any amounts so returned by the LC Bank plus interest at the Federal Funds Rate, from the date the payment was first made to such LC Participant through, but not including, the date the payment is returned by such LC Participant.

Section 1.16Documentation. The Seller agrees to be bound by, and to cause any other Person on whose behalf a Letter of Credit is issued hereunder (including any “Account Party” or “Applicant” thereof) to comply with, and be bound by LC Bank's written regulations and customary practices relating to letters of credit. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct by the LC Bank, the LC Bank shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Seller's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

Section 1.17Determination to Honor Drawing Request. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the LC Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

Section 1.18Nature of Participation and Reimbursement Obligations. Each LC Participant's obligation in accordance with this Agreement to make Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of the Seller to reimburse the LC Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Article I irrespective of the following circumstances:

(i)any set-off, counterclaim, recoupment, defense or other right which such LC Participant may have against the LC Bank, the Administrator, the Purchaser Agents, the Purchasers, the Seller or any other Person for any reason whatsoever;
(ii)the failure of the Seller or any other Person to comply with the conditions set forth in this Agreement for the making of a purchase, reinvestments, requests for Letters of Credit or otherwise, it being acknowledged that such conditions are not required for the making of Participation Advances hereunder;

(iii)any lack of validity or enforceability of any Letter of Credit or any set-off, counterclaim, recoupment, defense or other right which Seller or an Originator on behalf of which a Letter of Credit has been issued may have against the LC Bank, the Administrator, any Purchaser, any Purchaser Agent or any other Person for any reason whatsoever;

(iv)any claim of breach of warranty that might be made by the Seller, the LC Bank or any LC Participant against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, defense or other right which the Seller, the LC Bank or any LC Participant may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such beneficiary or transferee may be acting), the LC Bank, any LC Participant, the Administrator, any Purchaser or any Purchaser Agent or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Seller, CB, any Originator or any Affiliate thereof and the beneficiary for which any Letter of Credit was procured);

(v)the lack of power or authority of any signer of, or lack of validity, sufficiency, accuracy, enforceability or genuineness of, any draft, demand, instrument, certificate or other document presented under any Letter of Credit, or any such draft, demand, instrument, certificate or other document proving to be forged, fraudulent, invalid, defective or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, even if the Administrator or the LC Bank has been notified thereof, provided in each case such draft, demand, instrument, certificate or other document appeared on its face to comply with the terms of such Letter of Credit;

(vi)payment by the LC Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit other than as a result of the gross negligence or willful misconduct of the LC Bank;

(vii)the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)any failure by the LC Bank or any of the LC Bank's Affiliates to issue any Letter of Credit in the form requested by the Seller, unless the LC Bank has received written notice from the Seller of such failure within three Business Days after the LC Bank shall have furnished the Seller a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)any Material Adverse Effect on the Seller, any Originator or any Affiliates thereof;

(x)any breach of this Agreement or any Transaction Document by any party thereto;

(xi)the occurrence or continuance of an Insolvency Proceeding with respect to the Seller, any Originator or any Affiliate thereof;

(xii)the fact that a Termination Event or an Unmatured Termination Event shall have occurred and be continuing;

(xiii)the fact that (A) this Agreement or the obligations of Seller or Servicer hereunder has terminated, (B) the Purchaser Termination Date has occurred or (C) such LC Participant has become an Exiting Purchaser; and

(xiv)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a legal or equitable discharge of, an LC Participant or the Seller.

Section 1.19Liability for Acts and Omissions. As between the Seller, on the one hand, and the Administrator, the LC Bank, the LC Participants, the Purchaser Agents and the Purchasers, on the other, the Seller assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, any beneficiary, “Applicant” or “Account Party” of such Letter of Credit. In furtherance and not in limitation of the respective foregoing, none of the Administrator, the LC Bank, the LC Participants, the Purchaser Agents or the Purchasers shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the LC Bank or any LC Participant shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Seller against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Seller and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, facsimile or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Administrator, the LC Bank, the LC Participants, the Purchaser Agents and the Purchasers, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the LC Bank's rights or powers hereunder. Nothing in the preceding sentence or in Section 1.18 shall relieve the LC Bank from liability for its gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, in connection with actions or omissions described in such clauses (i) through (viii) of the preceding sentence, in Section 1.18 or otherwise. In no event shall the Administrator, the LC Bank, the LC Participants, the Purchaser Agents or the Purchasers or their respective Affiliates, be liable to the Seller or any other Person for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Administrator, the LC Bank, the LC Participants, the Purchaser Agents and the Purchasers and each of its Affiliates (i) may rely on any written communication believed in good faith by such Person to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the LC Bank or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Administrator, the LC Bank, the LC Participants, the Purchaser Agents or the Purchasers or their respective Affiliates, in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and may honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the LC Bank under or in connection with any Letter of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, shall not put the LC Bank under any resulting liability to the Seller, any LC Participant or any other Person.
Section 1.20Inability to Determine Euro-Rate or LMIR.

(a)If the Administrator (or any Purchaser Agent) determines before the first day of any Yield Period (or solely with respect to LMIR, on any day) (which determination shall be final and conclusive in the absence of manifest error) that, by reason of circumstances affecting the interbank eurodollar market generally (i) deposits in dollars (in the relevant amounts for such Yield Period) are not being offered to banks in the interbank eurodollar market for such Yield Period, (ii) adequate means do not exist for ascertaining the Euro-Rate or LMIR for such Yield Period (or portion thereof), or (iii) the Euro-Rate or LMIR does not accurately reflect the cost to any Purchaser (as determined by such Purchaser or such Purchaser's Purchaser Agent) of maintaining any Portion of Capital during such Yield Period (or portion thereof), then the Administrator shall give notice thereof to the Seller. Thereafter, until the Administrator or such Purchaser Agent notifies the Seller that the circumstances giving rise to such suspension no longer exist, (a) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR and (b) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR shall, on the last day of the then current Yield Period (or solely with respect to LMIR, immediately), be converted to the Alternate Rate determined by reference to the Base Rate.

(b)If, on or before the first day of any Yield Period (or solely with respect to LMIR, on any day), the Administrator shall have been notified by any Purchaser, Purchaser Agent or Liquidity Provider that, such Person has determined (which determination shall be final and conclusive) that, any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Person with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for such Person to fund or maintain any Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate or LMIR, the Administrator shall notify the Seller thereof. Upon receipt of such notice, until the Administrator notifies the Seller that the circumstances giving rise to such determination no longer apply, (a) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR and (b) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR shall be converted to the Alternate Rate determined by reference to the Base Rate either (i) on the last day of the then current Yield Period (or solely with respect to LMIR, on any day) if such Person may lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate or LMIR to such day, or (ii) immediately, if such Person may not lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate or LMIR to such day.

Section 1.21Extension of Termination Date. From time to time, the Seller may advise the Administrator and each Purchaser Agent in writing of its desire to extend the then current Purchaser Termination Date to a date that is (x) not more than 364-days after such then current Purchaser Termination Date and (y) not later than the Facility Termination Date scheduled to occur pursuant to clause (a) of the definition thereof; provided such request is made not more than 120 days prior to, and not less than 90 days prior to, the then current Purchaser Termination Date. In the event that all the Purchasers in any Purchaser Group are agreeable to such extension, the Administrator shall so notify the Seller in writing (it being understood that the Purchasers may accept or decline such a request in their sole discretion and on such terms as they may elect) not less than 60 days prior to the then current Purchaser Termination Date and the Seller, the Servicer, the Administrator, the Purchaser Agents and the Purchasers shall enter into such documents as the Purchasers may deem reasonably necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by the Purchasers, the Administrator and the Purchaser Agents in connection therewith (including reasonable Attorneys' Costs) shall be paid by the Seller. If all the Purchasers in at least one Purchaser Group accept such request for extension but any Purchaser in any other Purchaser Group declines the request for such extension (all such Purchasers in Purchasers Groups containing Purchasers that decline such a request, “Exiting Purchasers”), then effective as of the Purchaser Termination Date (without giving effect to such requested extension):

(a)the Purchaser Termination Date shall be extended as agreed to by such accepting Purchaser(s);

(b)the Commitments of the Exiting Purchasers shall terminate; and

(c)the Purchase Limit shall be reduced by the amount of the Group Commitments of such Exiting Purchaser's Purchaser Group terminated pursuant to clause (b) above.

Section 1.22Mitigation Obligations; Replacement of Purchasers.

(a)If any Affected Person requests compensation under Section 1.7, Section 1.8 or Section 1.9, or if the Seller is required to pay any additional amount to any Affected Person or any Governmental Authority for the account of any Affected Person pursuant to Section 1.10, then such Affected Person will use all reasonable efforts to take such action as it deems appropriate to avoid the need for, or reduce the amount of, such compensation that would not be otherwise disadvantageous to such Affected Person.

(b)At any time there is more than one Purchaser Group, the Seller shall be permitted to replace any Purchaser (and the related Purchaser Group) who has requested compensation under Section 1.7, Section 1.8 or Section 1.9, or if the Seller is required to pay any additional amount to such Purchaser or any Governmental Authority for the account of such Purchaser pursuant to Section 1.10, provided, however, that the Seller shall be permitted to replace (i) the Purchaser Group of which the Administrator is a member or (ii) any Purchaser which is administered by the Administrator or an Affiliate thereof only if, in either case, the Administrator is also replaced contemporaneously, pursuant to documents reasonably satisfactory to the Administrator; provided that (i) the replacement financial institution shall purchase, at par, all Capital and other amounts owing to such replaced Purchaser on or prior to the date of replacement, (ii) the replacement financial institution, if not already a member of an existing Purchaser Group, shall be reasonably satisfactory to the Administrator, (iii) until such time as such replacement shall be consummated, the Seller shall pay all additional amounts requested, subject to the terms of this Agreement, and (iv) any such replacement shall not be deemed to be a waiver of any rights that the Seller, the Administrator or any other Purchaser shall have against the replaced Purchaser or any member of its Purchaser Group.

Section 1.23Optional Prepayment. If at any time the Seller shall wish to cause the reduction of Aggregate Capital (and all accrued and unpaid Discount thereon) by making a cash payment to the Purchaser Agents for the benefit of the related Purchasers, the Seller may do so as follows: (i) the Seller shall provide 30 days' prior written notice to the Administrator and each Purchaser Agent (or such lesser notice as the Administrator and each Purchaser Agent shall have otherwise consented to in writing), which notice shall include the date of the proposed reduction (which shall be a Business Day) and shall set forth the amount of the Aggregate Capital to be reduced (and all accrued and unpaid Discount thereon); provided that each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof (or such lesser amounts as the Administrator and each Purchaser Agent shall have otherwise consented to in writing); provided, further that, unless reduced in whole, the entire Aggregate Capital after giving effect to such reduction shall be not less than $20,000,000 (or such lesser amount as the Administrator and each Purchaser Agent shall have otherwise consented to in writing) and (ii) on the date of such proposed reduction, such amount shall be made available to the applicable Purchaser Agents for the ratable benefit of the related Purchasers (ratably based on the Capital outstanding at such time) and the Capital (and accrued and unpaid Discount thereon) of each Purchaser shall only be deemed to be reduced by such payment when such payment is finally so paid to such Purchaser in full in cash. All payments made pursuant to this Section 1.23 shall be subject to any applicable Yield Protection Fee payable to any Purchaser at such time in connection therewith.

ARTICLE II

REPRESENTATIONS AND WARRANTIES; COVENANTS;

TERMINATION EVENTS

Section 2.1Representation and Warranties; Covenants. Each of the Seller and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it set forth in Exhibits III and IV, respectively.

Section 2.2Termination Events. If any of the Termination Events set forth in Exhibit V shall occur, the Administrator may (with the consent of the Majority Purchaser Agents) or shall (at the direction of the Majority Purchaser Agents), by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided, that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (f) of Exhibit V, the Facility Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Administrator, each Purchaser Agent and each Purchaser shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

ARTICLE III

INDEMNIFICATION

Section 3.1Indemnities by the Seller. Without limiting any other rights any such Person may have hereunder or under applicable law, the Seller hereby agrees to indemnify and hold harmless the Administrator, each Purchaser Agent, each Liquidity Provider, each Program Support Provider, each Purchaser, each LC Participant, the LC Bank (and any of the LC Bank's Affiliates) and their respective officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, liabilities, penalties, costs and expenses (including reasonable attorneys' fees and court costs) (all of the foregoing collectively, the “Indemnified Amounts”) at any time imposed on or incurred by any Indemnified Party to the extent arising out of or otherwise relating to any Transaction Document or the issuance of any Letter of Credit, the transactions contemplated thereby or the acquisition of any portion of the Purchased Interest, or any action taken or omitted by any of the Indemnified Parties (including any action taken by the Administrator as attorney in fact for the Seller or any Originator hereunder or under any other Transaction Document), whether arising by reason of the acts to be performed by the Seller hereunder or otherwise, excluding only Indemnified Amounts to the extent (a) a final judgment of a court of competent jurisdiction holds such Indemnified Amounts resulted from gross negligence or willful misconduct of the Indemnified Party seeking indemnification, (b) due to the credit risk or financial inability to pay of the Obligor and for which reimbursement would constitute recourse to any Originator, CB, the Seller or the Servicer for uncollectible Receivables, (c) such Indemnified Amounts constitute Taxes (which shall be governed by Section 1.10), (d) the same have been fully and finally paid in cash to such Indemnified Party pursuant to any other provision of this Agreement or any other Transaction Document or (e) the same are expressly excluded by any provision of this Agreement or any other Transaction Document; provided, however that nothing contained in this sentence shall limit the liability of the Seller or the Servicer or limit the recourse of any Indemnified Party to the Seller or the Servicer for any amounts otherwise specifically provided to be paid by the Seller or the Servicer hereunder. Without limiting the foregoing indemnification, but subject to the limitations set forth in clauses (a), (b), (c), (d), and (e) of the previous sentence, the Seller shall indemnify each Indemnified Party for Indemnified Amounts (including losses in respect of uncollectible Receivables, regardless, for purposes of these specific matters, of whether reimbursement therefor would constitute recourse to the Seller or the Servicer) to the extent relating to or resulting from:

(i)any representation or warranty made by the Seller (or any employee or agent of the Seller) under or in connection with this Agreement, any Information Package or any other information or report delivered by or on behalf of the Seller pursuant hereto, which shall have been false or incorrect in any respect when made or deemed made;

(ii)the failure by the Seller to comply with any applicable law, rule or regulation related to any Receivable, or the nonconformity of any Receivable with any such applicable law, rule or regulation;

(iii)the failure of the Seller to vest and maintain vested in the Administrator, for the benefit of the Purchasers, a perfected ownership or security interest in the Purchased Interest and the property conveyed hereunder, free and clear of any Adverse Claim;

(iv)any commingling of funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled hereunder with any other funds of the Seller or its Affiliates;

(v)any failure of a Lock Box Bank to comply with the terms of the applicable Lock Box Agreement;

(vi)any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable, or any other claim resulting from the sale or lease of goods or the rendering of services related to such Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the credit risk or financial inability of any Obligor to pay undisputed indebtedness;

(vii)any failure of the Seller to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document to which it is a party;

(viii)any action taken by the Administrator as attorney in fact for the Seller or any Originator pursuant to this Agreement or any other Transaction Document; or

(ix)any environmental liability claim, products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort, arising out of or in connection with any Receivable or any other suit, claim or action of whatever sort relating to any of the Transaction Documents.

Section 3.2Indemnities by the Servicer.

(a)Without limiting any other rights that any Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify and hold harmless each Indemnified Party from and against any and all Indemnified Amounts to the extent arising out of or resulting from (whether directly or indirectly): (a) the failure of any information contained in any single Information Package when taken as a whole, as of the date such Information Package is delivered pursuant to Sections 1(a)(ii) and 2(a)(iv) of Exhibit IV to be true and correct, or the failure of any other information provided to such Indemnified Party by, or on behalf of, the Servicer to be true and correct, (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Transaction Document to which it is a party, to have been true and correct as of the date made or deemed made, (c) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, (d) any dispute, claim, offset or defense of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or related to the collection activities with respect to such Receivable and not arising from the financial inability of the Obligor to pay or (e) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof or any other Transaction Document to which it is a party; excluding only such amounts to the extent (a) a final judgment of a court of competent jurisdiction holds that such amounts resulted from gross negligence or willful misconduct of the Indemnified Party seeking indemnification, (b) due to the credit risk of the Obligor and for which reimbursement would constitute recourse to any Originator, CB, the Seller or the Servicer for uncollectible Receivables, (c) such amounts constitute Taxes (which shall be governed by Section 1.10), (d) the same have been fully and finally paid in cash to such Indemnified Party pursuant to any other provision of this Agreement or any other Transaction Document or (e) the same are expressly excluded by any provision of this Agreement or any other Transaction Document; provided, however that nothing contained in this sentence shall limit the liability of Seller or the Servicer or limit the recourse of any Indemnified Party to the Seller or the Servicer for any amounts otherwise specifically provided to be paid by the Seller or the Servicer hereunder.

(b)CB, as Performance Guarantor, hereby acknowledges that each of the Transaction Documents has been made available to and has been reviewed by Performance Guarantor.  Performance Guarantor hereby unconditionally reaffirms its obligations under the Performance Guaranty and acknowledges and agrees that such obligations continue in full force and effect (including, without limitation, with respect to the Guaranteed Obligations) and the Performance Guaranty is hereby ratified and confirmed. Performance Guarantor hereby represents and warrants that each of the representations and warranties made by it in the Performance Guaranty are true and correct as of the day hereof and after the effect of this Agreement (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

ARTICLE IV

ADMINISTRATION AND COLLECTIONS

Section 4.1Appointment of the Servicer.

(a)The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section 4.1. Until the Administrator gives notice to CB (in accordance with this Section 4.1) of the designation of a new Servicer, CB is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of a Servicer Default, the Administrator may (with the consent of the Majority Purchaser Agents) or shall (at the direction of the Majority Purchaser Agents) designate as Servicer any Person (including itself) to succeed CB or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

(b)Upon the designation of a successor Servicer as set forth in paragraph (a), CB agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator reasonably determines will facilitate the transition of the performance of such activities to the new Servicer, and CB shall cooperate with and assist such new Servicer. In connection with such cooperation, CB shall, upon request by the Administrator: (i) assemble all of the records (including all Contracts) reasonably necessary or desirable to collect the Pool Receivables and the Related Security and transfer such records to the successor Servicer, except to the extent such transfer is prohibited by applicable law, (ii) except to the extent prohibited by applicable law, licenses or other agreement, transfer or license to the successor Servicer the use of all licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee (for the benefit of the Purchasers), at a place selected by the Administrator, and (iii) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee.

(c)CB acknowledges that, in making their decision to execute and deliver this Agreement, the Administrator and each member in each Purchaser Group have relied on CB's agreement to act as Servicer hereunder. Accordingly, CB agrees that it will not voluntarily resign as Servicer unless required to do so by applicable law; provided, that CB may, with the prior written consent of the Administrator and the Majority Purchaser Agents (such consent not to be unreasonably withheld), resign as Servicer if (i) a successor Servicer which is an Affiliate of CB has agreed to act as Servicer on the terms and conditions hereof and (ii) such successor Servicer has agreed to execute documentation, in form and substance reasonably satisfactory to the Administrator, to effect its appointment as, and the assumption of the rights and duties of, the Servicer hereunder and under the Transaction Documents; provided, further, no such resignation will be effective until such successor Servicer has been appointed pursuant to such documentation. For the avoidance of doubt, any such appointment of a successor Servicer pursuant to this paragraph shall not terminate the appointment of any Sub-Servicer.

(d)The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrator and each Purchaser Group shall have the right to look solely to the Servicer for performance, and (iv) the terms of any agreement with any Sub-Servicer that is an Affiliate of CB shall provide that the Administrator may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer); provided, however, that if any such delegation is to any Person other than an Originator or an Affiliate thereof, the Administrator and the Majority Purchaser Agents shall have consented in writing in advance to such delegation (which consent shall not be unreasonably withheld or delayed); and provided, further, that the Servicer may delegate the following duties and obligations to a Sub-Servicer without further consent by any party: (w) data processing, including customer care and billing, (x) customer acquisition and retention and market research, (y) inbound and outbound teleservices and (z) computer system maintenance, enhancement, machine processing and production support.

(e)At any time following the occurrence and during the continuation of a Termination Event, the Administrator may request the Servicer to, and upon such request the Servicer shall: (i) solely to the extent that such event is also a Servicer Default, assemble all of the records reasonably necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer, except to the extent prohibited by applicable law, licenses or other agreement, the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee (for the benefit of the Purchasers), except to the extent prohibited by applicable law, licenses or other agreement, at a place selected by the Administrator, and (ii) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee.

(f)For the avoidance of doubt, nothing in this Agreement shall have the effect of making the Servicer liable for any obligations of the Seller under this Agreement or the other Transaction Documents and nothing in this Agreement shall constitute the giving of a guarantee or the assumption of a similar obligation by the Servicer in respect of the performance by the Seller of its obligations under this Agreement or the other Transaction Documents.

Section 4.2Duties of the Servicer.

(a)The Servicer shall take or cause to be taken all such action as may be reasonably necessary or advisable to administer and collect each Pool Receivable from time to time, all in accordance in all material respects with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policies (except in the case of Specified Receivables). The Servicer shall set aside for the accounts of the Seller and the Purchasers the amount of Collections to which each is entitled in accordance with Article I hereof. The Servicer may, in accordance with the applicable Credit and Collection Policy, take such action, including extensions, amendments, modifications, waivers or restructurings of Pool Receivables and the related Contracts, as the Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments permitted under the Credit and Collection Policies; provided, however, that: (i) such action shall not change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable under this Agreement and (iii) the Servicer shall not be required to comply with Credit and Collection Policies with respect to Specified Receivables. The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Administrator (individually and for the benefit of the Purchasers, in accordance with their respective interests), all records and documents (including computer tapes or disks) with respect to each Pool Receivable.

(b)The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Seller the collections of any indebtedness that is not a Pool Receivable, less, if CB or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than CB or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Seller all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.

(c)The Servicer's obligations hereunder shall terminate on the later of: (i) the Facility Termination Date and (ii) the date on which all amounts then due and payable to the Purchaser Agents, each Purchaser, the Administrator and any other Indemnified Party or Affected Person hereunder shall have been paid in full.

After such termination, if CB or an Affiliate thereof was not the Servicer on the date of such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.
Section 4.3Lock-Box Account Arrangements. Prior to the Closing Date, the Seller shall have entered into Lock-Box Agreements with all of the Lock-Box Banks and delivered counterparts of each to the Administrator. Upon the occurrence and during the continuation of a Termination Event, the Administrator may (with the consent of the Majority Purchaser Agents) or shall (upon the direction of the Majority Purchaser Agents) at any time thereafter give notice to each Lock-Box Bank that the Administrator is exercising its rights under the Lock-Box Agreements to do any or all of the following: (a) to have the exclusive control of the Lock-Box Accounts transferred to the Administrator (for the benefit of the Purchasers) and to exercise exclusive dominion and control over the funds deposited therein and (b) to take any or all other actions permitted under the applicable Lock-Box Agreement. The Administrator hereby agrees that it shall not give such notice or exercise such rights with respect to any such Lock-Box Account unless a Termination Event has occurred and is continuing. The Seller hereby agrees that if the Administrator gives notice (after the occurrence and during the continuation of a Termination Event) to a Lock-Box Bank that the Administrator is exercising its rights under the related Lock-Box Agreement pursuant to clause (a) above, the Administrator shall have exclusive control (for the benefit of the Purchasers) of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Administrator or any Purchaser Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrator. The parties hereto hereby acknowledge that if at any time the Administrator takes control of any Lock-Box Account, the Administrator shall not have any rights to (a) the funds therein in excess of the unpaid amounts then due and payable to the Administrator, any member of any Purchaser Group, any Indemnified Party or Affected Person or any other Person hereunder, and the Administrator shall distribute or cause to be distributed such funds in accordance with Section 4.2(b) and Article I (in each case as if such funds were held by the Servicer thereunder) or (b) any Non-Receivable Cash Deposits therein, and the Administrator shall transfer any such Non-Receivable Cash Deposits to an account designated by the Seller (or the Servicer on its behalf) within three (3) Business Days of the Administrator's receipt of a written request by the Seller (or the Servicer on its behalf), together with a Non-Receivable Cash Deposit Report which identifies the amount of such Non-Receivable Cash Deposits.

Section 4.4Enforcement Rights.

(a)At any time following the occurrence and during the continuation of any Termination Event set forth in clause (a)(ii) or paragraphs (f) or (i) of Exhibit V of this Agreement, the Administrator may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrator or its designee. The exercise of this right will be subject to any applicable regulatory restrictions. The Servicer agrees that, if the Administrator is unable to exercise the rights in this paragraph (a) due to any applicable regulatory restrictions, it will, subject to any applicable regulatory restrictions, follow the instructions of the Administrator in connection therewith.

(b)The Seller hereby authorizes the Administrator (on behalf of each Purchaser Group), and irrevocably appoints the Administrator as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller reasonably necessary or desirable, in the determination of the Administrator, after the occurrence and during the continuation of a Termination Event, to collect any and all amounts or portions thereof due under any and all Pool Assets, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Assets. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

Section 4.5Responsibilities of the Seller.

(a)Anything herein to the contrary notwithstanding, the Seller shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrator, any Purchaser Agent or any Purchaser of their respective rights hereunder shall not relieve the Seller from such obligations, and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. None of the Administrator, the Purchaser Agents or the Purchasers shall have any obligation or liability with respect to any Pool Asset, nor shall any of them be obligated to perform any of the obligations of the Seller, Servicer, CB or the Originators thereunder.

(b)CB hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, CB shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that CB conducted such data-processing functions while it acted as the Servicer.

Section 4.6Servicing Fee.

(a)Subject to paragraph (b), the Servicer shall be paid a fee (the “Servicing Fee”) equal to 1.00% per annum (the “Servicing Fee Rate”) of the daily average aggregate Outstanding Balance of the Pool Receivables. The Purchasers' Share of such fee shall be paid through the distributions contemplated by Section 1.4(d), and the Seller's Share of such fee shall be paid directly by the Seller.

(b)If the Servicer ceases to be CB or an Affiliate thereof, the Servicing Fee shall be the greater of: (i) the amount calculated pursuant to paragraph (a), and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer.
ARTICLE V

THE AGENTS

Section 5.1Appointment and Authorization.

(a)Each Purchaser and Purchaser Agent hereby irrevocably designates and appoints PNC Bank, National Association, as the “Administrator” hereunder and authorizes the Administrator to take such actions and to exercise such powers as are delegated to the Administrator hereby and to exercise such other powers as are reasonably incidental thereto. The Administrator shall hold, in its name, for the benefit of each Purchaser, ratably, the Purchased Interest. The Administrator shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Purchaser or Purchaser Agent, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Administrator. The Administrator does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or Servicer. Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, in no event shall the Administrator ever be required to take any action which exposes the Administrator to personal liability or which is contrary to the provision of any Transaction Document or applicable law.

(b)Each Purchaser hereby irrevocably designates and appoints the respective institution identified as the Purchaser Agent for such Purchaser's Purchaser Group on the signature pages hereto or in the Assumption Agreement or Transfer Supplement pursuant to which such Purchaser becomes a party hereto, and each authorizes such Purchaser Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Purchaser Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Purchaser Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or other Purchaser Agent or the Administrator, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Purchaser Agent shall be read into this Agreement or otherwise exist against such Purchaser Agent.

(c)Except as otherwise specifically provided in this Agreement, the provisions of this Article V are solely for the benefit of the Purchaser Agents, the Administrator and the Purchasers, and none of the Seller or Servicer shall have any rights as a third‑party beneficiary or otherwise under any of the provisions of this Article V, except that this Article V (including, for the avoidance of doubt, Sections 5.2, 5.3 and 5.4) shall not affect any obligations or liability which any Purchaser Agent, the Administrator or any Purchaser may have to the Seller or the Servicer under the other provisions of this Agreement. Furthermore, no Purchaser shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Purchaser Agent which is not the Purchaser Agent for such Purchaser.

(d)In performing its functions and duties hereunder, the Administrator shall act solely as the agent of the Purchasers and the Purchaser Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or Servicer or any of their successors and assigns. In performing its functions and duties hereunder, each Purchaser Agent shall act solely as the agent of its respective Purchaser and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Servicer, any other Purchaser, any other Purchaser Agent or the Administrator, or any of their respective successors and assigns.

Section 5.2Delegation of Duties. The Administrator may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrator shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 5.3Exculpatory Provisions. None of the Purchaser Agents, the Administrator or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted (i) with the consent or at the direction of the Majority Purchaser Agents (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitment of such Purchaser Group) or (ii) in the absence of such Person's gross negligence or willful misconduct. The Administrator shall not be responsible to any Purchaser, Purchaser Agent or other Person for (i) any recitals, representations, warranties or other statements made by the Seller, the Servicer, any Originator or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of the Seller, the Servicer, any Originator or any of their Affiliates to perform any obligation hereunder or under the other Transaction Documents to which it is a party (or under any Contract), or (iv) the satisfaction of any condition specified in Exhibit II. The Administrator shall not have any obligation to any Purchaser or Purchaser Agent to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Seller, the Servicer, any Originator or any of their respective Affiliates.

Section 5.4Reliance by Agents.

(a)Each Purchaser Agent and the Administrator shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Seller), independent accountants and other experts selected by the Administrator. Each Purchaser Agent and the Administrator shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Majority Purchaser Agents (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitment of such Purchaser Group), and assurance of its indemnification, as it deems appropriate.

(b)The Administrator shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Purchaser Agents or the Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers, the Administrator and Purchaser Agents.

(c)The Purchasers within each Purchaser Group with a majority of the Commitment of such Purchaser Group shall be entitled to request or direct the related Purchaser Agent to take action, or refrain from taking action, under this Agreement on behalf of such Purchasers. Such Purchaser Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of such Majority Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Purchaser Agent's Purchasers.

(d)Unless otherwise advised in writing by a Purchaser Agent or by any Purchaser on whose behalf such Purchaser Agent is purportedly acting, each party to this Agreement may assume that (i) such Purchaser Agent is acting for the benefit of each of the Purchasers in respect of which such Purchaser Agent is identified as being the “Purchaser Agent” in the definition of “Purchaser Agent” hereto, as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Purchaser Agent has been duly authorized and approved by all necessary action on the part of the Purchasers on whose behalf it is purportedly acting. Each Purchaser Agent and its Purchaser(s) shall agree amongst themselves as to the circumstances and procedures for removal, resignation and replacement of such Purchaser Agent.

Section 5. 5Notice of Termination Events. Neither any Purchaser Agent nor the Administrator shall be deemed to have knowledge or notice of the occurrence of any Termination Event or Unmatured Termination Event unless such Administrator has received notice from any Purchaser, Purchaser Agent, the Servicer or the Seller stating that a Termination Event or an Unmatured Termination Event has occurred hereunder and describing such Termination Event or Unmatured Termination Event. In the event that the Administrator receives such a notice, it shall promptly give notice thereof to each Purchaser Agent whereupon each such

Purchaser Agent shall promptly give notice thereof to its related Purchasers. In the event that a Purchaser Agent receives such a notice (other than from the Administrator), it shall promptly give notice thereof to the Administrator. The Administrator shall take such action concerning a Termination Event or an Unmatured Termination Event as may be directed by the Majority Purchaser Agents (unless such action otherwise requires the consent of all Purchasers), but until the Administrator receives such directions, the Administrator may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrator deems advisable and in the best interests of the Purchasers and the Purchaser Agents.

Section 5.6Non-Reliance on Administrator, Purchaser Agents and Other Purchasers. Each Purchaser and Purchaser Agent expressly acknowledges that none of the Administrator, the Purchaser Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrator, or any Purchaser Agent hereafter taken, including any review of the affairs of the Seller, CB, the Servicer or any Originator, shall be deemed to constitute any representation or warranty by the Administrator or such Purchaser Agent, as applicable. Each Purchaser represents and warrants to the Administrator and the Purchaser Agents that, independently and without reliance upon the Administrator, the LC Bank, Purchaser Agents or any other Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, CB, the Servicer or the Originators, and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items specifically required to be delivered hereunder, the Administrator shall not have any duty or responsibility to provide any Purchaser Agent with any information concerning the Seller, CB, the Servicer or the Originators or any of their Affiliates that comes into the possession of the Administrator or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section 5.7Administrators and Affiliates. Each of the Purchasers, the Purchaser Agents and the Administrator and any of their respective Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt, entity or other business with the Seller, CB, the Servicer or any Originator or any of their Affiliates. With respect to the acquisition of the Eligible Receivables pursuant to this Agreement, each of the Purchaser Agents and the Administrator shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not such an agent, and the terms “Purchaser” and “Purchasers” shall include, to the extent applicable, each of the Purchaser Agents and the Administrator in their individual capacities.

Section 5.8Indemnification. Each LC Participant and Related Committed Purchaser agrees to indemnify and hold harmless the Administrator (but solely in its capacity as Administrator) and its officers, directors, employees, representatives and agents and the LC Bank (to the extent not reimbursed by the Seller, the Servicer or any Originator and without limiting the obligation of the Seller, the Servicer, or any Originator to do so), ratably (based on its Commitment) from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Administrator, the LC Bank or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrator, the LC Bank or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrator or the LC Bank or such Person as finally determined by a court of competent jurisdiction). Without limiting the generality of the foregoing, each LC Participant agrees to reimburse the Administrator and the LC Bank, ratably according to their Pro Rata Shares, promptly upon demand, for any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrator or the LC Bank in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement.

Section 5.9Successor Administrator. The Administrator may, upon at least five (5) days' notice to the Seller, each Purchaser and Purchaser Agent, resign as Administrator. Such resignation shall not become effective until a successor Administrator is appointed by the Majority Purchaser Agents and has accepted such appointment. Upon such acceptance of its appointment as Administrator hereunder by a successor Administrator, such successor Administrator shall succeed to and become vested with all the rights and duties of the retiring Administrator, and the retiring Administrator shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Administrator's resignation hereunder, the provisions of Sections 3.1 and 3.2 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrator.

ARTICLE VI

MISCELLANEOUS

Section 6.1Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Seller or the Servicer therefrom, shall be effective unless in a writing signed by the Administrator and the Majority Purchaser Agents, and, in the case of any amendment, by the other parties thereto; and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, to the extent required by the securitization program of any Conduit Purchaser, no such material amendment shall be effective until the Rating Agency Condition shall have been satisfied with respect thereto; provided, further that no such amendment or waiver shall, without the consent of each affected Purchaser, (A) extend the date of any payment or deposit of Collections by the Seller or the Servicer, (B) reduce the rate or extend the time of payment of Discount, (C) reduce any fees payable to the Administrator, any Purchaser Agent or any Purchaser pursuant to the applicable Purchaser Group Fee Letter, (D) change the amount of Capital of any Purchaser, any Purchaser's pro rata share of the Purchased Interest or any Related Committed Purchaser's Commitment, (E) amend, modify or waive any provision of the definition of “Majority Purchaser Agents” or this Section 6.1, (F) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement, (G) change the definition of “Eligible Receivable,” “Loss Reserve,” “Loss Reserve Percentage,” “Dilution Reserve,” “Dilution Reserve Percentage” or “Termination Event”, or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses. No failure on the part of the Purchasers, the Purchaser Agents or the Administrator to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The Administrator hereby agrees to provide executed copies of any material amendment to any provision of this Agreement to the Rating Agencies.

Section 6.2Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or e-mail communication) and shall be personally delivered or sent by facsimile, by e-mail or by overnight mail, to the intended party at the mailing address, e-mail address or facsimile number of such party set forth under its name on the signature pages hereof (or in any other document or agreement pursuant to which it is or became a party hereto), or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or e-mail, when sent, receipt confirmed by telephone or electronic means.

Section 6.3Successors and Assigns; Participations; Assignments.

(a)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided herein, (i) neither the Seller nor the Servicer may assign or transfer any of its rights or delegate any of its duties hereunder or under any Transaction Document without the prior consent of the Administrator, the LC Bank and the Purchaser Agents and (ii) the Administrator shall not assign or transfer any of its rights or delegate any of its duties hereunder or under any Transaction Document without the prior consent of the Seller (such consent not to be unreasonably withheld or delayed); provided that the Seller's consent shall not be required if a Termination Event or Servicer Default has occurred and is continuing.

(b)Participations. Except as otherwise specifically provided herein, any Purchaser may sell to one or more Persons (each a “Participant”) participating interests in the interests of such Purchaser hereunder; provided, however, that no Purchaser shall grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Transaction Document. Such Purchaser shall remain solely responsible for performing its obligations hereunder, and the Seller, each Purchaser Agent and the Administrator shall continue to deal solely and directly with such Purchaser in connection with such Purchaser's rights and obligations hereunder. A Purchaser shall not agree with a Participant to restrict such Purchaser's right to agree to any amendment hereto.

(c)Assignments by Certain Related Committed Purchasers. Any Related Committed Purchaser may assign to one or more Persons (each a “Purchasing Related Committed Purchaser”), reasonably acceptable to each of the Administrator, the LC Bank and the related Purchaser Agent in its sole discretion, any portion of its Commitment pursuant to a supplement hereto, substantially in the form of Annex D with any changes as have been approved by the parties thereto (each, a “Transfer Supplement”), executed by each such Purchasing Related Committed Purchaser, such selling Related Committed Purchaser, such related Purchaser Agent and the Administrator if the Seller shall have given its prior written consent thereto; provided that the Seller's consent shall not be required if a Termination Event or Servicer Default has occurred and is continuing. Any such assignment by Related Committed Purchaser cannot be for an amount less than $10,000,000. Upon (i) the execution of the Transfer Supplement, (ii) delivery of an executed copy thereof to the Seller, such related Purchaser Agent and the Administrator and (iii) payment by the Purchasing Related Committed Purchaser to the selling Related Committed Purchaser of the agreed purchase price, if any, such selling Related Committed Purchaser shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Related Committed Purchaser shall for all purposes be a Related Committed Purchaser party hereto and shall have all the rights and obligations of a Related Committed Purchaser hereunder to the same extent as if it were an original party hereto.

The amount of the Commitment of the selling Related Committed Purchaser allocable to such Purchasing Related Committed Purchaser shall be equal to the amount of the Commitment of the selling Related Committed Purchaser transferred regardless of the purchase price, if any, paid therefor. The Transfer Supplement shall be an amendment hereof only to the extent necessary to reflect the addition of such Purchasing Related Committed Purchaser as a “Related Committed Purchaser” and a “Related LC Participant” and any resulting adjustment of the selling Related Committed Purchaser's Commitment and, if applicable, selling Related LC Participant's Pro Rata Share of the LC Participation Amount.

(d)Assignments to Liquidity Providers and other Program Support Providers. Any Conduit Purchaser may at any time grant to one or more of its Liquidity Providers or other Program Support Providers, participating interests in its portion of the Purchased Interest. In the event of any such grant by such Conduit Purchaser of a participating interest to a Liquidity Provider or other Program Support Provider, such Conduit Purchaser shall remain responsible for the performance of its obligations hereunder.

(e)Other Assignment by Conduit Purchasers. Each party hereto agrees and consents (i) to any Conduit Purchaser's assignment, participation, grant of security interests in or other transfers of any portion of, or any of its beneficial interest in, the Purchased Interest (or portion thereof), including without limitation to any collateral agent in connection with its commercial paper program and (ii) to the complete assignment by any Conduit Purchaser of all of its rights and obligations hereunder to any other Person within such Conduit Purchaser's Purchaser Group, and upon such assignment such Conduit Purchaser shall be released from all obligations and duties, if any, hereunder; provided, however, that such Conduit Purchaser may not, without the prior consent of its Related Committed Purchasers, make any such transfer of its rights hereunder unless the assignee (i) is principally engaged in the purchase of assets similar to the assets being purchased hereunder, (ii) has as its Purchaser Agent the Purchaser Agent of the assigning Conduit Purchaser and (iii) issues commercial paper or other Notes with credit ratings substantially comparable to the ratings of the assigning Conduit Purchaser; provided, further, that such Conduit Purchaser may not make any assignment of its rights or obligations hereunder to any Person who is not a member of an existing Purchaser Group without the prior consent of the Seller (such consent not to be unreasonably withheld or delayed and not required if a Termination Event or Servicer Default has occurred and is continuing). Any assigning Conduit Purchaser shall deliver to any assignee a Transfer Supplement with any changes as have been approved by the parties thereto, duly executed by such Conduit Purchaser, assigning any portion of its interest in the Purchased Interest to its assignee. Such Conduit Purchaser shall promptly (i) notify each of the other parties hereto of such assignment and (ii) take all further action that the assignee reasonably requests in order to evidence the assignee's right, title and interest in such interest in the Purchased Interest and to enable the assignee to exercise or enforce any rights of such Conduit Purchaser hereunder. Upon the assignment of any portion of its interest in the Purchased Interest, the assignee shall have all of the rights hereunder with respect to such interest (except that the Discount therefor shall thereafter accrue at the rate, determined with respect to the assigning Conduit Purchaser unless the Seller, the related Purchaser Agent and the assignee shall have agreed upon a different Discount).

(f)Certain Pledges. Without limiting the right of any Purchaser to sell or grant interests, security interests or participations to any Person as otherwise described in this Section 6.3, any Purchaser may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure its obligations as a Purchaser hereunder, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment  shall release such Purchaser from any of its obligations hereunder or substitute any such pledge or assignee for such Purchaser as a party hereto.

(g)Opinions of Counsel. If required by the Administrator or the applicable Purchaser Agent or to maintain the ratings of the Notes of any Conduit Purchaser, each Transfer Supplement must be accompanied by an opinion of counsel of the assignee as to such matters as the Administrator or such Purchaser Agent may reasonably request.

Section 6.4Costs, Expenses and Taxes.

(a)By way of clarification, and not of limitation, of Sections 1.7 or 3.1, the Seller shall pay to the Administrator, each Purchaser Agent and each Purchaser on demand all reasonable costs and out-of-pocket expenses (excluding Taxes other than Other Taxes) in connection with (i) the preparation, execution, delivery and administration (including amendments or waivers of any provision) of this Agreement or the other Transaction Documents, (ii) the sale of the Purchased Interest (or any portion thereof) from the Seller to the Purchasers hereunder, (iii) the perfection (and continuation) of the Administrator's rights in the Receivables, Collections and other Pool Assets, (iv) the enforcement by the Administrator, any Purchaser Agent or any member of any Purchaser Group of the obligations of the Seller, the Servicer or the Originators under the Transaction Documents or of any Obligor under a Receivable and (v) the maintenance by the Administrator of the Lock-Box Accounts (and any related lock-box or post office box), including reasonable fees, costs and out-of-pocket expenses of external legal counsel for the Administrator and any member of any Purchaser Group relating to any of the foregoing or to advising the Administrator, any member of any Purchaser Group, any related Liquidity Provider or any other related Program Support Provider about its rights and remedies under any Transaction Document or any other document, agreement or instrument related thereto and all reasonable costs and out-of-pocket expenses

(including reasonable external counsel fees and expenses) of the Administrator, each Purchaser Agent and each Purchaser in connection with the enforcement or administration of the Transaction Documents or any other document, agreement or instrument related thereto. Administrator and each member of each Purchaser Group agree, however, that unless a Termination Event has occurred and is continuing all of such entities will be represented by a single law firm. The Seller shall reimburse the Administrator and each Purchaser Agent for the cost of such Person's external auditors auditing the books, records and procedures of the Seller or the Servicer. The Seller shall reimburse each Conduit Purchaser on demand for all reasonable costs and out of pocket expenses incurred by such Conduit Purchaser in connection with the Transaction Documents or the transactions contemplated thereby, including certain costs related to the Rating Agencies and reasonable fees and out of pocket expenses of external counsel of the Administrator and each member of any Purchaser Group for advice relating to such Conduit Purchaser's operation in connection with the transactions contemplated by the Transaction Documents.

(b)In addition, the Seller shall pay on demand any and all stamp and Other Taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party and Affected Person harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

Section 6.5No Proceedings; Limitation on Payments.

(a)Each of the Seller, CB, the Servicer, the Administrator, the LC Bank, the Purchaser Agents, the Purchasers, each assignee of the Purchased Interest or any interest therein, and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by such Conduit Purchaser is paid in full. The provisions of this paragraph shall survive any termination of this Agreement.

(b)Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit Purchaser shall or shall be obligated to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Conduit Purchaser has received funds which may be used to make such payment and which funds are not required to repay the Notes when due and (ii) after giving effect to such payment, either (x) such Conduit Purchaser could issue Notes to refinance all outstanding Notes (assuming such outstanding Notes matured at such time) in accordance with the program documents governing such Conduit Purchaser's securitization program or (y) all Notes are paid in full. Any amount which such Conduit Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or company obligation of such Conduit Purchaser for any such insufficiency unless and until such Conduit Purchaser satisfies the provisions of clauses (i) and (ii) above. The provisions of this paragraph shall survive any termination of this Agreement.

Section 6.6GOVERNING LAW AND JURISDICTION.

(a)THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(b)ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

Section 6.7Confidentiality. Unless otherwise required by applicable law or any order in any judicial or administrative proceeding, each of the Seller and the Servicer agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; provided, that this Agreement may be disclosed: (a) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality having terms substantially similar to this Section 6.7, (b) to the Seller's and Servicer's legal counsel and auditors if they agree to hold it confidential, (c) in connection with any litigation or other proceeding between the parties hereto with respect to the Transaction Documents and (d) to any regulatory authorities having jurisdiction over the Seller or the Servicer. Unless otherwise required by applicable law or any order in any judicial or administrative proceeding, each of the Administrator, the Purchaser Agents and the Purchasers agrees to maintain the confidentiality of all of the Information (as defined below); provided, that such Information may be disclosed to: (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality having terms substantially similar to this Section 6.7, (ii) legal counsel and auditors of the Purchasers, the Purchaser Agents or the Administrator (if they agree to hold it confidential), (iii) the rating agencies or any other nationally recognized statistical rating organization rating the Notes of any Conduit Purchasers (if they agree, or are otherwise required by law, to hold it confidential), (iv) any Program Support Provider or potential Program Support Provider (if they agree to hold it confidential), (v) any placement agency placing the Notes (if they agree to hold it confidential) and (vi) any regulatory authorities having jurisdiction over the Administrator, a Purchaser Agent, a Purchaser, any Program Support Provider or any Liquidity Provider. For purposes of this Section 6.7, “Information” means all information relating to (i) CB, the Seller, the Servicer and the Originators, and all of their respective Affiliates or (ii) any Obligor or any Receivable, other than any such information described in clauses (i) or (ii) that is available to the Administrator, the Purchaser Agents or the Purchasers on a nonconfidential basis prior to disclosure by CB, the Seller, the Servicer, or an Originator. Each of the Administrator, the Purchaser Agents and the Purchasers acknowledges that (a) the Information may include material non-public information concerning CB, the Seller, the Servicer, an Originator, or any of their respective Affiliates or any Obligor or Receivable, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information, and (c) it will handle such material non-public information in accordance with applicable law, including federal and state securities laws.

Section 6.8Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

Section 6.9Survival of Termination. The provisions of Sections 1.7, 1.8, 1.9, 1.10, 1.18, 1.19, 3.1, 3.2, 6.4, 6.5, 6.6, 6.7, 6.10 and 6.15 shall survive any termination of this Agreement.

Section 6.10WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 6.11Sharing of Recoveries. Each Purchaser agrees that if it receives any recovery, through set-off, judicial action or otherwise, on any amount payable or recoverable hereunder in a greater proportion than should have been received hereunder or otherwise inconsistent with the provisions hereof, then the recipient of such recovery shall purchase for cash an interest in amounts owing to the other Purchasers (as return of Capital or otherwise), without representation or warranty except for the representation and warranty that such interest is being sold by each such other Purchaser free and clear of any Adverse Claim created or granted by such other Purchaser, in the amount necessary to create proportional participation by the Purchaser in such recovery. If all or any portion of such amount is thereafter recovered from the recipient, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 6.12Right of Setoff. Each Purchaser is hereby authorized (in addition to any other rights it may have) at any time after the occurrence and during the continuation of a Termination Event to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Purchaser (including by any branches or agencies of such Purchaser) to, or for the account of, the Seller against amounts then due and owing by the Seller hereunder.

Section 6.13Entire Agreement. This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

Section 6.14Headings. The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

Section 6.15Purchaser Groups' Liabilities. The obligations of each Purchaser Agent and each Purchaser under the Transaction Documents are solely the corporate obligations of such Person. Except with respect to any claim arising out of the willful misconduct or gross negligence of the Administrator, any Purchaser Agent or any Purchaser, no claim may be made by the Seller or the Servicer or any other Person against the Administrator, any Purchaser Agent or any Purchaser or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection therewith; and each of Seller and Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 6.16USA Patriot Act. Each of the Administrator and each of the Purchasers hereby notifies the Seller and the Servicer that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Administrator and the Purchasers may be required to obtain, verify and record information that identifies the Seller, the Servicer and the Performance Guarantor, which information includes the name, address, tax identification number and other information regarding the Seller, the Servicer and the Performance Guarantor that will allow the Administrator and the Purchasers to identify the Seller, the Servicer and the Performance Guarantor in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the Seller and the Servicer agrees to provide the Administrator and the Purchasers, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
CINCINNATI BELL FUNDING LLC, as Seller
By: /s/ Kimberly H. Sheehy
Name: Kimberly H. Sheehy
Title: Vice President and Treasurer

CINCINNATI BELL INC., as Servicer and, solely with respect to Section 3.2(b), as Performance Guarantor
By: /s/ Kimberly H. Sheehy
Name: Kimberly H. Sheehy
Title: Vice President and Treasurer

S-1

THE PURCHASER GROUPS:

PNC BANK, NATIONAL ASSOCIATION, as Purchaser Agent for the Market Street Purchaser Group
By: /s/ William P. Falcon
Name: William P. Falcon
Title: Vice President

MARKET STREET FUNDING LLC,
as Related Committed Purchaser

By: /s/ Doris J. Hearn
Name: Doris J. Hearn
Title: Vice President

MARKET STREET FUNDING LLC,
as Conduit Purchaser
By: /s/ Doris J. Hearn
Name: Doris J. Hearn
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Related Committed Purchaser

By: /s/ Eero Maki
Name: Eero Maki
Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as an LC Participant

By: /s/ Eero Maki
Name: Eero Maki
Title: Senior Vice President

S-2

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Purchaser Agent

By: /s/ Eero Maki
Name: Eero Maki
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as Administrator

By: /s/ William P. Falcon
Name: William P. Falcon
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION, as the LC Bank and as an LC Participant

By: /s/ C. Joseph Richardson
Name: C. Joseph Richardson
Title: Senior Vice President

S-3

EXHIBIT I
DEFINITIONS
As used in this Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to this Agreement.
“Adjusted LC Participation Amount” means, at any time, the LC Participation Amount less the amount of cash collateral held in the LC Collateral Account at such time.
“Administrator” has the meaning set forth in the preamble to this Agreement.
“Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of the Administrator (for the benefit of the Purchasers) shall not constitute an Adverse Claim.
“Affected Person” has the meaning set forth in Section 1.7 of this Agreement.
“Affiliate” means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, in the case of each Conduit Purchaser, Affiliate shall mean the holder of its capital stock or membership interest, as the case may be. For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.
“Aggregate Capital” means at any time the aggregate outstanding Capital of all Purchasers at such time.
“Aggregate Discount” at any time, means the sum of the aggregate for each Purchaser of the accrued and unpaid Discount with respect to each such Purchaser's Capital at such time.
“Agreement” has the meaning set forth in the preamble hereto.
“Alternate Rate” for any Yield Period for any Capital (or portion thereof) funded by any Purchaser other than through the issuance of Notes, means an interest rate per annum equal to, at the option of such Purchaser: (a) solely with respect to Wells, as a Purchaser, the daily average LMIR for such Yield Period, or, (b) with respect to any Purchaser other than Wells, 2.00% per annum above the Euro-Rate for such Yield Period, only to the extent that the Euro-Rate is available, or (c) the Base Rate for such Yield Period; provided, however, that the “Alternate Rate” for any day while a Termination Event exists shall be an interest rate equal to the greater of (i) 3.0% per annum above the Base Rate in effect on such day and (ii) the “Alternate Rate” as calculated in clause (a) above.
“Assumption Agreement” means an agreement substantially in the form set forth in Annex C to this Agreement.
“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel.
“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.
“Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:
(a)the rate of interest in effect for such day as publicly announced from time to time by the Administrator as its “reference rate”. Such “reference rate” is set by the Administrator based upon various factors, including the Administrator's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and

(b)0.50% per annum above the latest Federal Funds Rate.

“BBA” means the British Bankers' Association.
“Benefit Plan” means any employee benefit pension plan as defined in Section 3(2) of ERISA in respect of which the Seller, any Originator, CB or any ERISA Affiliate is, or at any time during the immediately preceding six years was, an “employer” as defined in Section 3(5) of ERISA.
“Business Day” means any day (other than a Saturday or Sunday) on which: (a) banks are not authorized or required to close in Pittsburgh, Pennsylvania, Atlanta, Georgia or New York City, New York, and (b) if this definition of “Business Day” is utilized in connection with the Euro-Rate or LMIR, dealings are carried out in the London interbank market.
“Capital” means, with respect to any Purchaser, the aggregate amounts (i) paid to, or on behalf of, the Seller in connection with all Funded Purchases made by such Purchaser pursuant to Section 1.1(b) and Section 1.2(b) of the Agreement, (ii) paid by such Purchaser (LC Participant) to the LC Bank in respect of a Participation Advance made by such Purchaser to LC Bank pursuant to Section 1.14(c) of the Agreement and (iii) with respect to the Purchaser that is the LC Bank, paid by the LC Bank with respect to all drawings under the Letter of Credit to the extent such drawings have not been reimbursed by the Seller or funded by Participation Advances, as reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 1.4(d) or Section 1.23 of the Agreement; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.
“CB” has the meaning set forth in the preamble to this Agreement.
“CBAD” means Cincinnati Bell Any Distance Inc., a Delaware corporation, and its successors and permitted assigns.
“CBAD Virginia” means Cincinnati Bell Any Distance of Virginia LLC, a Virginia limited liability company, and its successors and permitted assigns.
“CBCP” means Cincinnati Bell Complete Protection Inc., an Ohio corporation, and its successors and permitted assigns.
“CBDC” means Cincinnati Bell Data Centers Inc., a Delaware corporation, and its successors and permitted assigns.
“CBET” means Cincinnati Bell Extended Territories LLC, an Ohio limited liability company, and its successors and permitted assigns.
“CBT” means Cincinnati Bell Telephone Company LLC, an Ohio limited liability company, and its successors and permitted assigns.
“CBT Public Notice” means a public notice, issued by the Federal Communications Commission, announcing a request by CBT to discontinue, reduce or impair service.
“CBTS” means Cincinnati Bell Technology Solutions Inc., a Delaware corporation, and its successors and permitted assigns.
“CBTS Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all CBTS Receivables in the Receivables Pool that became Defaulted Receivables during such calendar month (other than (a) CBTS Receivables that became Defaulted Receivables as a result of an Event of Bankruptcy with respect to the Obligor thereof during such month and (b) CBTS Lease Receivables), by (b) the aggregate credit sales made by CBTS during the calendar month that is 6 calendar months before such calendar month.
“CBTS Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all CBTS Receivables in the Receivables Pool that were Delinquent Receivables on such day (other than CBTS Lease Receivables) by (b) the aggregate Outstanding Balance of all CBTS Receivables then in the Receivables Pool on such day (other than CBTS Lease Receivables).
“CBTS Dilution Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each calendar month by dividing: (a) the aggregate amount of payments made or owed by the Seller with respect to any CBTS Receivable pursuant to Section 1.4(e)(i) of this Agreement during such calendar month by (b) the aggregate credit sales made by CBTS during the calendar month that is one month prior to such calendar month.
“CBTS Lease Receivables” means a Receivable the Originator of which is CBTS or CBDC and for which the underlying goods and services are hardware and related services procured by the Obligor from CBTS or CBDC, but of which the expectation for payment of such Receivable is by a third party financier as part of a direct leasing arrangement between such third party financier and the Obligor for such goods and services.
“CBTS Receivable” means a Receivable the Originator of which is CBTS or CBDC.
“CBTS Software Receivables” means Receivables generated by CBTS' subsidiary CBTS Software LLC but billed and accounted for under a separate billing and accounting platform than the CBTS Receivables, until such time as either: (i) CBTS Software LLC shall have become an Originator under the Purchase and Sale Agreement by executing a Joinder Agreement and otherwise satisfying the terms and conditions set forth in Section 4.3 of the Purchase and Sale Agreement; or (ii) (A) such subsidiary has been merged into CBTS in accordance with the terms and provisions of the Purchase and Sale Agreement and the other Transaction Documents, and (B) the Administrator and each Purchaser Agent have received a certificate of CB stating that such Receivables have been migrated to the systems, processes and policies of CB and its subsidiaries.
“CBW” means Cincinnati Bell Wireless LLC, an Ohio limited liability company, and its successors and permitted assigns.
“Change in Control” means that CB ceases to own, directly or indirectly, (a) 100% of the voting equity interests of the Seller free and clear of all Adverse Claims or (b) a majority of the voting equity interests of any Originator.
“Closing Date” means June 6, 2011.
“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, CB, the Seller or the Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections and (c) all other proceeds of such Pool Receivable.
“Commitment” means, with respect to any Related Committed Purchaser, LC Participant or LC Bank, as applicable, the maximum aggregate amount which such Purchaser is obligated to pay hereunder on account of all Funded Purchases and all drawings under all Letters of Credit, on a combined basis, as set forth on Schedule IV or in the Assumption Agreement or other agreement pursuant to which it became a Purchaser, as such amount may be modified in connection with any subsequent assignment pursuant to Section 6.3(c) or in connection with a change in the Purchase Limit pursuant to Section 1.1(b) of the Agreement. For the avoidance of doubt, in no event shall the sum of the aggregate Commitments of all Purchasers in a Purchaser Group exceed such Purchaser Group's Group Commitment.
“Commitment Percentage” means, for each Related Committed Purchaser or Related LC Participant in a Purchaser Group, the Commitment of such Related Committed Purchaser or Related LC Participant, as the case may be, divided by the total of all Commitments of all Related Committed Purchasers or Related LC Participants, as the case may be, in such Purchaser Group.
“Company Note” has the meaning set forth in Section 3.1 of the Sale Agreement.
“Concentration Percentage” means, at any time for any Obligor, the applicable Concentration Percentage set forth below:

Obligor	Concentration Percentage
The General Electric Companies, so long as the long term unsecured debt rating of General Electric Company is at least “AA” by Standard and Poor's and at least “Aa2” by Moody's	15%
The General Electric Companies, so long as the long term unsecured debt rating of General Electric Company is at least “A” by Standard and Poor's and at least “A2” by Moody's	10%
Any other Obligor (including the General Electric Companies if they do not fall within one of the other categories above)	3%

“Conduit Purchaser” means each commercial paper conduit that is a party to this Agreement, as a Purchaser, or that becomes a party to this Agreement, as a purchaser pursuant to an Assumption Agreement or Transfer Supplement.
“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.
“CP Rate” means, for any Conduit Purchaser and for any Yield Period for any Portion of Capital with respect to such Conduit Purchaser (a) the per annum rate equivalent to the weighted average cost (as determined by the applicable Purchaser Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Notes of such Person maturing on dates other than those on which corresponding funds are received by such Conduit Purchaser, other borrowings by such Conduit Purchaser (other than under any Program Support Agreement) and any other costs associated with the issuance of Notes) of or related to the issuance of Notes that are allocated, in whole or in part, by the applicable Purchaser Agent to fund or maintain such Portion of Capital (and which may be also allocated in part to the funding of other assets of such Conduit Purchaser); provided, however, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such Portion of Capital for such Yield Period, the applicable Purchaser Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided, further, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, the Seller agrees that any amounts payable to the Purchasers in respect of Discount for any Yield Period with respect to any Portion of Capital funded by such Purchaser at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Notes issued to fund or maintain such Portion of Capital that corresponds to the portion of the proceeds of such Notes that was used to pay the interest component of maturing Notes issued to fund or maintain such Portion of Capital, to the extent that such Purchaser had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Notes (for purposes of the foregoing, the “interest component” of Notes equals the excess of the face amount thereof over the net proceeds received by such Purchaser from the issuance of Notes, except that if such Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Notes through maturity) or (b) any other rate designated as the “CP Rate” for such Conduit Purchaser in an Assumption Agreement or Transfer Supplement pursuant to which such Person becomes a party as a Conduit Purchaser to this Agreement, or any other writing or agreement provided by such Conduit Purchaser to the Seller, the Servicer and the applicable Purchaser Agent from time to time and, in each case, consented to as to the applicable “CP Rate” by the Seller (such consent not to be unreasonably withheld or delayed). The “CP Rate” for any day while a Termination Event exists shall be an interest rate equal to the greater of (i) 3.0% per annum above the Base Rate in effect on such day and (ii) the “Alternate Rate” as calculated in clause (a) of the definition thereof.
“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of each Originator and of CB in effect on the date of this Agreement and described in Schedule I to this Agreement, as modified in compliance with this Agreement.
“Cyrus” means Cyrus Networks, LLC, a Delaware limited liability company, and its permitted successors and assigns.
“Days' Sales Outstanding” means, for any calendar month, an amount computed as of the last day of such calendar month equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent calendar months ended on the last day of such calendar month divided by (b)(i) the aggregate credit sales made by the Originators during the three calendar months ended on the last day of such calendar month divided by (ii) 90.
“Debt” means: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services purchased by an applicable Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (d) obligations as lessee under leases that shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d).
“Declining Conduit Purchaser” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.
“Declining Notice” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.
“Deemed Collections” has the meaning set forth in Section 1.4(e)(ii) of this Agreement.
“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such calendar month (other than (i) Receivables that became Defaulted Receivables as a result of an Event of Bankruptcy with respect to the Obligor thereof during such month and (ii) beginning with the calendar month ended April 30, 2009, CBTS Lease Receivables), by (b) the aggregate credit sales made by the Originator during the calendar month that is 6 calendar months before such calendar month.
“Defaulted Receivable” means a Receivable:
(a) as to which any payment, or part thereof, remains unpaid for more than 120 days from the original due date for such payment, except that, in the case of a CBTS Receivable, a Receivable as to which any payment, or part thereof, remains unpaid for more than 150 days from the original invoice date of such Receivable, or

(b) without duplication (i) as to which an Event of Bankruptcy shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto, or (ii) that has been written off the Seller's books as uncollectible.

“Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day by (b) the aggregate Outstanding Balance of all Pool Receivables on such day.
“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such payment; provided, that in the case of a CBTS Receivable, a Delinquent Receivable means a Receivable that remains unpaid for more than 90 days from the original invoice date of such Receivable.
“Dilution Horizon” means, for any calendar month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%) computed as of the last day of such calendar month of: (a) the aggregate credit sales made by all the Originators during the two most recent calendar months, to (b) the Net Receivables Pool Balance at the last day of such calendar month.
“Dilution Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each calendar month by dividing: (a) the aggregate amount of payments made or owed by the Seller pursuant to Section 1.4(e)(i) of this Agreement during such calendar month by (b) the aggregate credit sales made by all the Originators during the calendar month that is one month prior to such calendar month.
“Dilution Reserve” means, on any day, an amount equal to: (a) the sum of the Aggregate Capital plus the Adjusted LC Participation Amount at the close of business of the Servicer on such day multiplied by (b) (i) the Dilution Reserve Percentage on such day, divided by (ii) 100% minus the Dilution Reserve Percentage on such day.
“Dilution Reserve Percentage” means on any date, the product of (i) the Dilution Horizon multiplied by (ii) the sum of (x) 2.25 times the average of the Dilution Ratios for the twelve most recent calendar months and (y) the Dilution Spike Factor.
“Dilution Spike Factor” means, for any calendar month, the product of (a) the positive difference, if any, between: (i) the highest Dilution Ratio for any calendar month during the twelve most recent calendar months and (ii) the arithmetic average of the Dilution Ratios for such twelve months and (b) (i) the highest Dilution Ratio for any calendar month during the twelve most recent calendar months, divided by (ii) the arithmetic average of the Dilution Ratios for such twelve months.

“Discount” means with respect to any Purchaser:
(a) for any Portion of Capital for any Yield Period with respect to any Purchaser to the extent such Portion of Capital will be funded by such Purchaser during such Yield Period through the issuance of Notes:

CPR x C x ED/360 + YPF
(b) for any Portion of Capital for any Yield Period with respect to any Purchaser to the extent such Portion of Capital will not be funded by such Purchaser during such Yield Period through the issuance of Notes or, if the LC Bank has made, or has deemed to have made, a Funded Purchase in connection with any drawing under a Letter of Credit that has not been reimbursed pursuant to Section 1.14 of the Agreement:

AR x C x ED/Year + YPF
where:
AR    =     the Alternate Rate for such Portion of Capital for such Yield Period with respect to such Purchaser,
C    =    the Capital with respect to such Portion of Capital during such Yield Period with respect to such Purchaser,
CPR    =    the CP Rate for the Portion of Capital for such Yield Period with respect to such Purchaser,
ED    =    the actual number of days during such Yield Period,
Year    =    if such Portion of Capital is funded based upon: (i) the Euro-Rate or LMIR, 360 days, and (ii) the Base Rate, 365 or 366 days, as applicable, and
YPF    =    the Yield Protection Fee, if any, for the Portion of Capital for such Yield Period with respect to such Purchaser;
provided, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided further, that Discount for any Portion of Capital shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.
“Drawing Date” has the meaning set forth in Section 1.14(b) of the Agreement.
“Eligible Receivable” means, at any time, a Pool Receivable:
(a) the Obligor of which (i) has a billing address in the United States, (ii) is not subject to any action of the type described in paragraph (f) of Exhibit V to this Agreement, (iii) is not an Affiliate (other than an officer, director or other natural Person) of CB or any Affiliate (other than an officer, director or other natural Person) of CB and (iv) is not a federal governmental entity; provided that Pool Receivables the Obligor of which is a federal governmental entity, to the extent such Pool Receivables meet each of the other criteria set forth in this definition, shall be considered to be an Eligible Receivable to the extent the aggregate Outstanding Balance of Pool Receivables the Obligors of which are federal governmental entities does not exceed $250,000,

(b) that is denominated and payable only in U.S. dollars in the United States, and (except in the case of a Pool Receivable generated in connection with any Payment-on-Delivery Transaction) the Obligor with respect to which has been instructed in writing by the Servicer, the Seller, the applicable Originator or the applicable Sub-Servicer, if any, in accordance with Sections 1(f) and 2(f) of Exhibit IV to remit Collections in respect thereof to a Lock-Box Account in the United States of America (provided that such Obligor may make an On-Site Payment notwithstanding such instruction),

(c)that does not have a stated maturity which is more than 46 days after the original invoice date of such Receivable; provided, that in the case of Pool Receivables the Obligor of which is one of the General Electric Companies, an Eligible Receivable

means a Pool Receivable that does not have a stated maturity which is more than 120 days after the original invoice date, so long as (i) General Electric Company maintains a long term unsecured debt rating of at least “A” by Standard & Poor's and at least “A2” by Moody's and (ii) such Pool Receivable meets each of the other criteria set forth in this definition,

(d)that arises under a duly authorized Contract for the sale and delivery of goods and services in the ordinary course of an Originator's business,

(e)that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law,

(f)that conforms in all material respects with all applicable laws, rulings and regulations in effect,

(g)that is not the subject of any asserted dispute, offset, hold back, defense, Adverse Claim (other than Permitted Adverse Claims) or other claim, but any such Pool Receivable shall be ineligible only to the extent of such dispute, offset, hold back, defense, Adverse Claim (other than Permitted Adverse Claims) or other claim,

(h)that satisfies in all material respects all applicable requirements of the applicable Credit and Collection Policy,

(i)that has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 4.2 of this Agreement,

(j)in which the Seller owns good and marketable title, free and clear of any Adverse Claims other than Permitted Adverse Claims, and that is freely assignable by the Seller (including without any consent of the related Obligor),

(k)for which the Administrator (for the benefit of each Purchaser) shall have a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim other than Permitted Adverse Claims,

(l)that constitutes an “account”, “general intangible” or “tangible chattel paper”, each as defined in the UCC,

(m)that is not a Defaulted Receivable or a Delinquent Receivable,

(n)for which none of the Originator thereof, the Seller and the Servicer has established any offset arrangements with the related Obligor,

(o)for which Defaulted Receivables of the related Obligor do not exceed 50% of the Outstanding Balance of all such Obligor's Receivables,

(p)that represents amounts that are either (i) earned and payable by the Obligor that are not subject to the performance of additional services by the Originator thereof or (ii) so long as (A) CBT's senior unsecured debt rating is “B” or better from S&P and “B2” or better from Moody's and (B) the Federal Communications Commission has not released a CBT Public Notice, a receivable billed to the Obligor for a service to be provided during the immediate subsequent billing period,

(q)that is not a Specified Receivable,

(r)that is not a CBTS Lease Receivable, and

(s)in the case of a Pool Receivable originated by Cyrus, a Lock Box Agreement shall be in effect with respect to such Pool Receivable.

“Equipment Lease Receivable” means a Receivable that arises in connection with the provision by CBTS of goods or services to an Obligor which provision of goods or services includes equipment or software leased by CBTS from a third party equipment lessor until such time as the Equipment Lessor's Lien no longer attaches to the Receivables and Related Rights.
“Equipment Lessor's Lien” means a Lien in favor of a third party equipment lessor under a lease agreement covering equipment or software leased by CBTS in connection with the provision of goods or services to an Obligor which provision of goods and services includes such equipment or software.

“Equity Investments” has the meaning set forth in Section 3(a) of Exhibit IV of this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.
“ERISA Affiliate” means: (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Seller, any Originator or CB, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Seller, any Originator or CB, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Seller, any Originator, any corporation described in clause (a) or any trade or business described in clause (b).
“Euro-Rate” means with respect to any Yield Period, the interest rate per annum determined by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate per annum for deposits in U.S. Dollars as reported by Bloomberg Finance L.P. and shown on US0001M Screen as the composite offered rate for London interbank deposits for such period (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrator from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at or about 11:00 a.m. (London time) on the Business Day which is two (2) Business Days prior to the first day of such Yield Period for an amount comparable to the Portion of Capital to be funded at the Alternate Rate determined by reference to the Euro-Rate during such Yield Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:
Composite of London interbank offered rates shown on Bloomberg
Finance L.P. Screen US0001M or appropriate successor
Euro-Rate =
1.00 - Euro-Rate Reserve Percentage
where “Euro-Rate Reserve Percentage” means, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”). The Euro-Rate shall be adjusted with respect to any Portion of Capital funded at the Alternate Rate determined by reference to the Euro-Rate that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date The applicable Purchaser Agent shall give prompt notice to the Seller of the Euro-Rate as determined or adjusted in accordance herewith (which determination shall be conclusive absent manifest error).
“Event of Bankruptcy” means (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors of a Person or any composition, marshalling of assets for creditors of a Person, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each of cases (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.
“eVolve” means eVolve Business Solutions LLC, an Ohio limited liability company, and its successors and permitted assigns.
“Excess Concentration” means the sum of the amounts by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds an amount equal to the sum of: (i) an amount equal to (a) the Concentration Percentage multiplied by (b) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, plus (ii) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool which were billed to the Obligor for a service to be provided during the immediate subsequent billing period exceeds 20% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.

“Exiting Purchaser” has the meaning set forth in Section 1.21 of this Agreement.
“Facility Termination Date” means, with respect to any Purchaser, the earliest to occur of: (a) June 4, 2014, (b) the date determined pursuant to Section 2.2 of this Agreement, (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(b)

of this Agreement, (d) the date which is 30 days after the date on which the Administrator and each Purchaser Agent has received written notice from the Seller of its election to terminate the Purchase Facility and (e) the Purchaser Termination Date.
“Federal Funds Rate” means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective).” If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotations”) for such day under the caption “Federal Funds Effective Rate.” If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrator of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York City Time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrator.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.
“Fee Letter” has the meaning set forth in Section 1.5 of this Agreement.
“Fees” means the fees payable by the Seller to each member of each Purchaser Group pursuant to the applicable Purchaser Group Fee Letter.
“Foreign Purchaser” has the meaning set forth in Section 1.10(c) of this Agreement.
“Funded Purchase” shall mean (a) a Purchase that (i) is made pursuant to Section 1.2(b) or (ii) deemed to have been requested by Seller pursuant to Section 1.1(b), the proceeds of which are used to reimburse the LC Bank on behalf of Seller for a drawing under a Letter of Credit by the Seller and (b) a Participation Advance made by an LC Participant pursuant to Section 1.14(c).
“GAAP” means the generally accepted accounting principles and practices in the United States, consistently applied.
“General Electric Companies” means, collectively, General Electric Company and its subsidiaries.
“General Electric Company” means General Electric Company, a New York Corporation.
“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
“Governmental Entity” means a federal agency, branch, or other governmental entity or authority of the United States or a state agency, branch, or governmental entity or authority of any state in the United States.
“GramTel Receivables” means Receivables generated by CBTS' subsidiary GramTel Inc. but billed and accounted for under a separate billing and accounting platform than the CBTS Receivables, until such time as either: (i) GramTel Inc. shall have become an Originator under the Purchase and Sale Agreement by executing a Joinder Agreement and otherwise satisfying the terms and conditions set forth in Section 4.3 of the Purchase and Sale Agreement; or (ii) (A) such subsidiary has been merged into CBTS in accordance with the terms and provisions of the Purchase and Sale Agreement and the other Transaction Documents, and (B) the Administrator and each Purchaser Agent have received a certificate of CB stating that such Receivables have been migrated to the systems, processes and policies of CB and its subsidiaries.
“Group Capital” means with respect to any Purchaser Group, an amount equal to the aggregate of all Capital of the Purchasers within such Purchaser Group.
“Group Commitment” means with respect to any Purchaser Group the aggregate of the Commitments of each Purchaser within such Purchaser Group.

“Indemnified Amounts” has the meaning set forth in Section 3.1 of this Agreement.
“Indemnified Party” has the meaning set forth in Section 3.1 of this Agreement.
“Indemnified Taxes” has the meaning set forth in Section 1.10 of this Agreement.
“Independent Director” has the meaning set forth in paragraph 3(c) of Exhibit IV to this Agreement.
“Information Package” means each report, in substantially the form of Annex A to this Agreement, furnished by or on behalf of the Servicer to the Administrator and each Purchaser Agent pursuant to this Agreement.
“Insolvency Proceeding” means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code also refer to any successor sections.
“LC Bank” has the meaning set forth in the preamble to the Agreement.
“LC Collateral Account” means the account designated as the LC Collateral Account established and maintained by the Administrator (for the benefit of the LC Bank and the LC Participants), or such other account as may be so designated as such by the Administrator.
“LC Participant” means each Person listed as such (and its respective Commitment) for each Purchaser Group as set forth on the signature pages of this Agreement or in any Assumption Agreement or Transfer Supplement.
“LC Participant Reimbursement Date” has the meaning set forth in Section 1.14 of the Agreement.
“LC Participation Amount” shall mean, at any time, the then sum of the undrawn amounts of all outstanding Letters of Credit.
“Legacy Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Legacy Receivables in the Receivables Pool that became Defaulted Receivables during such calendar month (other than Legacy Receivables that became Defaulted Receivables as a result of an Event of Bankruptcy with respect to the Obligor thereof during such month), by (b) the aggregate credit sales made by the Legacy Originators during the calendar month that is 6 calendar months before such calendar month.
“Legacy Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Legacy Receivables in the Receivables Pool that were Delinquent Receivables on such day by (b) the aggregate Outstanding Balance of all Legacy Receivables in the Receivables Pool on such day.
“Legacy Dilution Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each calendar month by dividing: (a) the aggregate amount of payments made or owed by the Seller with respect to any Legacy Receivable pursuant to Section 1.4(e)(i) of this Agreement during such calendar month by (b) the aggregate credit sales made by the Legacy Originators during the calendar month that is one month prior to such calendar month.
“Legacy Originator” means any of CBAD Virginia, eVolve, CBAD, CBCP, CBET, CBT, CBW and Cyrus.
“Legacy Receivable” means a Receivable the Originator of which is a Legacy Originator.
“Letter of Credit” shall mean any stand-by letter of credit issued by the LC Bank for the account of the Seller pursuant to the Agreement.

“Letter of Credit Application” has the meaning set forth in Section 1.12 of the Agreement.

“Liquidity Agent” means any bank or other financial institution acting as agent for the various Liquidity Providers under each Liquidity Agreement.
“Liquidity Agreement” means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Provider agrees to make purchases or advances to, or purchase assets from, any Conduit Purchaser in order to provide liquidity for such Conduit Purchaser's Purchases.
“Liquidity Provider” means each bank or other financial institution that provides liquidity support to any Conduit Purchaser pursuant to the terms of a Liquidity Agreement.
“LMIR” means for any day during any Yield Period, the one-month Eurodollar rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrator from another recognized source for interbank quotation), in each case, changing when and as such rate changes.
“Lock-Box Account” means each account and post office box listed on Schedule II to this Agreement and maintained at a bank, postal institution or other financial institution acting as a Lock-Box Bank pursuant to a Lock-Box Agreement for the purpose of receiving Collections.
“Lock-Box Agreement” means an agreement, among the Seller, the Servicer, the Administrator and a Lock-Box Bank, governing the terms of the related Lock-Box Accounts.
“Lock-Box Bank” means any of the banks, postal institutions or other financial institutions holding one or more Lock-Box Accounts.
“Loss Reserve” means, on any date, an amount equal to: (a) the sum of the Aggregate Capital plus the Adjusted LC Participation Amount at the close of business of the Servicer on such date multiplied by (b)(i) the Loss Reserve Percentage on such date divided by (ii) 1, minus the Loss Reserve Percentage on such date.
“Loss Reserve Percentage” means, on any date, (i) the product of (A) 2.25 times the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months multiplied by (B) the sum of (X) the aggregate credit sales made by all Originators during the four most recent calendar months, and (Y) 50% of the aggregate credit sales made by all Originators during the fifth most recent calendar month, divided by (ii) the Net Receivables Pool Balance as of such date.
“Majority Purchaser Agents” means, at any time, the Purchaser Agents which in their related Purchaser Group have Related Committed Purchasers whose Commitments aggregate more than 50% of the aggregate of the Commitments of all Related Committed Purchasers in all Purchaser Groups; provided, however, that so long as any one Related Committed Purchaser's Commitment is greater than 50% of the aggregate Commitments and there is more than one Purchaser Group, then “Majority Purchaser Agents” shall mean a minimum of two Purchaser Agents which in their related Purchaser Group have Related Committed Purchasers whose Commitments aggregate more than 50% of the aggregate Commitment of all Related Committed Purchasers in all Purchaser Groups.
“Market Street” means Market Street Funding LLC.
“Material Adverse Effect” means, relative to any Person with respect to any event or circumstance, a material adverse effect on:
(a) the assets, operations, business or financial condition of such Person,

(b) the ability of any of such Person to perform its obligations under this Agreement or any other Transaction Document to which it is a party,

(c) the validity or enforceability of any of the Transaction Documents, or the validity, enforceability or collectibility of the Pool Receivables, or

(d) the status, perfection, enforceability or priority of the Administrator's, any Purchaser's or the Seller's interest in the Pool Assets.

“Minimum Dilution Reserve Percentage” means, on any day, 5.00%.
“Minimum Loss Reserve Percentage” means, on any day, 15.00%.
“Minimum Reserve” means, on any day, an amount equal to: (a) the sum of the Aggregate Capital plus the Adjusted LC Participation Amount at the close of business of the Servicer on such day multiplied by (b) the sum of (i) (x) the Minimum Loss Reserve Percentage on such day, divided by (y) 100% minus the Minimum Loss Reserve Percentage on such day, plus (ii) (x) the Minimum Dilution Reserve Percentage on such day, divided by (y) 100% minus the Minimum Dilution Reserve Percentage on such day.
“Moody's” means Moody's Investors Service, Inc.
“Net Receivables Pool Balance” means, at any time: (a) the Outstanding Balance of Eligible Receivables then in the Receivables Pool minus (b) the Excess Concentration.
“Non-Receivable Cash Deposit” means funds deposited in a Lock-Box Account representing (a) collections of receivables billed and collected by the Servicer or an Originator on behalf of a third party that do not constitute Collections of Receivables or (b) a cash payment for goods or services purchased at a retail location of an Originator, the purchase of which does not give rise to a Receivable but the cash payment of which is commingled with an On-Site Cash Payment.
“Non-Receivable Cash Deposit Report” means a report, in form and substance satisfactory to the Administrator and each Purchaser Agent, which shall be delivered (a) upon request by the Administrator and (b) in connection with each request made by the Seller or the Servicer to the Administrator to transfer any Non-Receivable Cash Deposits out of a Lock-Box Account of which the Administrator has taken exclusive control.
“Notes” means short-term promissory notes issued, or to be issued, by any Conduit Purchaser to fund its investments in accounts receivable or other financial assets.
“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.
“On-Site Cash Payment” means a payment of a Receivable made in cash by an Obligor at a retail location, payment center or distributor of an Originator.
“On-Site Payment” means a payment of a Receivable made in cash or by check or credit card by an Obligor at a retail location, payment center or distributor of an Originator.
“Originator” means each Person from time to time party to the Sale Agreement as an Originator.
“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Transaction Document.
“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.
“Participant” has the meaning set forth in Section 6.3(b) of this Agreement.
“Participation Advance” has the meaning set forth in Section 1.14(c) of the Agreement.
“Payment-on-Delivery Transaction” means a payment of a Receivable made by check or money order by an Obligor at a warehouse location or distributor of an Originator upon the delivery to such Obligor of the goods or services giving rise to such Receivable.
“Performance Guaranty” means the Performance Guaranty, dated as of March 23, 2007, by CB, as performance guarantor,

in favor of the Administrator for the benefit of the Purchasers and Purchaser Agents, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Permitted Adverse Claim” means (a) liens created or arising in favor of Administrator for the benefit of Purchasers pursuant to the Transaction Documents; (b) any Adverse Claim in respect of any Receivable which will be released on, prior to or upon or contemporaneously with the sale or transfer of such Receivable under the Sale Agreement; (c) any Adverse Claim in favor of an Obligor on a Receivable that represents amounts billed to such Obligor for service to be provided during the immediate subsequent billing period; (d) solely in the case of any Originator (i) liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been established by the applicable Originator in accordance with GAAP; provided, that, the lien shall have no effect on the priority of the liens in favor of Administrator or the value of the assets in which Administrator has such a lien and a stay of enforcement of any such lien shall be in effect; (ii) judgment liens, not in excess of $250,000, that have been stayed or bonded and are being contested in good faith by the applicable Originator; provided that proper reserves have been established therefor by such Originator in accordance with GAAP, and (iii) mechanics', workers', materialmen's or other like liens, not in excess of $100,000, arising in the ordinary course of such Originator's business with respect to obligations which are not due or which are being contested in good faith by such Originator and for which proper reserves have been established in accordance with GAAP, and which have not been outstanding for longer than 30 days; and (e) any Adverse Claim arising by virtue of an Equipment Lessor's Lien; provided, that the Outstanding Balance of all Receivables then in the Receivables Pool that are subject to Equipment Lessor's Liens shall not at any time exceed $1,000,000.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.
“PNC” means PNC Bank, National Association.
“Pool Assets” has the meaning set forth in Section 1.2(d) of this Agreement.
“Pool Receivable” means a Receivable in the Receivables Pool.
“Portion of Capital” means, with respect to any Purchaser and its related Capital, the portion of such Capital being funded or maintained by such Purchaser by reference to a particular interest rate basis.
“Pro Rata Share” shall mean, as to any LC Participant, a fraction, the numerator of which equals the Commitment of such LC Participant at such time and the denominator of which equals the aggregate of the Commitments of all LC Participants at such time.
“Program Support Agreement” means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Conduit Purchaser, (b) the issuance of one or more surety bonds for which the such Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by such Conduit Purchaser to any Program Support Provider of the Purchased Interest (or portions thereof) maintained by such Conduit Purchaser and/or (d) the making of loans and/or other extensions of credit to any Conduit Purchaser in connection with such Conduit Purchaser's securitization program contemplated in this Agreement, together with any letter of credit, surety bond or other instrument issued thereunder.
“Program Support Provider” means and includes with respect to each Conduit Purchaser any Liquidity Provider and any other Person (other than any customer of such Conduit Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Purchaser pursuant to any Program Support Agreement.
“Purchase” has the meaning set forth in Section 1.1(a) of this Agreement.
“Purchase and Sale Indemnified Amounts” has the meaning set forth in Section 9.1 of the Sale Agreement.
“Purchase and Sale Indemnified Party” has the meaning set forth in Section 9.1 of the Sale Agreement.
“Purchase and Sale Termination Date” has the meaning set forth in Section 1.4 of the Sale Agreement.
“Purchase and Sale Termination Event” has the meaning set forth in Section 8.1 of the Sale Agreement.

“Purchase Date” means the date of which a Funded Purchase or a reinvestment is made pursuant to this Agreement.
“Purchase Facility” has the meaning set forth in Section 1.1 of the Sale Agreement.
“Purchase Limit” means $105,000,000, as such amount may be reduced pursuant to Section 1.1(b) of this Agreement or otherwise in connection with any Exiting Purchaser. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the sum of the then outstanding Aggregate Capital plus the LC Participation Amount.
“Purchase Notice” has the meaning set forth in Section 1.2(a) to this Agreement.
“Purchase Price” has the meaning set forth in Section 2.1 of the Sale Agreement.
“Purchased Interest” means, at any time, the undivided percentage ownership interest in: (a) each and every Pool Receivable now existing or hereafter arising, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as:
Aggregate Capital + Adjusted LC
Participation Amount + Total Reserves
Net Receivables Pool Balance
The Purchased Interest shall be determined from time to time pursuant to Section 1.3 of this Agreement.
“Purchaser” means each Conduit Purchaser, Related Committed Purchaser, LC Participant and the LC Bank, as applicable.
“Purchaser Agent” means each Person acting as agent on behalf of a Purchaser Group and designated as a Purchaser Agent for such Purchaser Group on the signature pages to this Agreement or any other Person who becomes a party to this Agreement as a Purchaser Agent pursuant to an Assumption Agreement or a Transfer Supplement.
“Purchaser Group” means, (i) for any Conduit Purchaser, such Conduit Purchaser, together with such Conduit Purchaser's Related Committed Purchasers, related Purchaser Agent and Related LC Participants and (ii) for Wells, Wells, as Purchaser Agent, together with the Conduit Purchasers and Related Committed Purchasers for which Wells is acting as Purchaser Agent, and as LC Participant.
“Purchaser Group Fee Letter” has the meaning set forth in Section 1.5 of this Agreement.
“Purchaser Termination Date” means, with respect to any Purchaser, June 4, 2012, as such date may be extended from time to time with respect to such Purchaser pursuant to Section 1.21.
“Purchasers' Share” of any amount, at any time, means such amount multiplied by the Purchased Interest at such time.
“Purchasing Related Committed Purchaser” has the meaning set forth in Section 6.3(c) of this Agreement.
“Ratable Share” means, for each Purchaser Group, such Purchaser Group's aggregate Commitments divided by the aggregate Commitments of all Purchaser Groups.
“Rating Agency” means each of Standard & Poor's and Moody's.
“Rating Agency Condition” means, when applicable, with respect to any material event or occurrence, receipt by the Administrator (or the applicable Purchaser Agent) of written confirmation from each of Standard & Poor's and Moody's (and/or each other rating agency then rating the Notes of the applicable Conduit Purchaser) that such event or occurrence shall not cause the rating on the then outstanding Notes of any applicable Purchaser to be downgraded or withdrawn.
“Receivable” means any indebtedness and other obligations owed to any Originator, CB or the Seller or any right of the Seller, CB or any Originator to payment from or on behalf of an Obligor, or any right to reimbursement for funds paid or advanced by the Seller, CB or any Originator on behalf of an Obligor, whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance arising in connection with (a) the sale of goods or the rendering of services or (b) the provision or use of equipment, facilities or software, and includes, without limitation, (i) the obligation to pay any finance charges, fees and other charges with respect thereto and (ii) amounts billed to the Obligor for such service or any other of the foregoing to be provided during the immediate subsequent billing period. Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.
“Receivables Pool” means, at any time, all of the then outstanding Receivables purchased by or contributed to the Seller pursuant to the Sale Agreement prior to the Facility Termination Date.
“Reimbursement Date” has the meaning set forth in Section 1.14(b) of the Agreement.
“Reimbursement Obligation” has the meaning set forth in Section 1.14(b) of the Agreement.
“Related Committed Purchaser” means each Person listed as such (and its respective Commitment) for each Conduit Purchaser as set forth on the signature pages of this Agreement or in any Assumption Agreement or Transfer Supplement.
“Related LC Participant” means each Person listed as such for each Purchaser Group as set forth on the signature pages of this Agreement or in any Assumption Agreement or Transfer Supplement.
“Related Rights” has the meaning set forth in Section 1.1 of the Sale Agreement.
“Related Security” means, with respect to any Receivable:
(a) all of the Seller's, the applicable Originator's and CB's interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable,

(b) all instruments and chattel paper that may evidence such Receivable,

(c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto,

(d) solely to the extent applicable to such Receivable, all of the Seller's, the applicable Originator's and CB's rights, interests and claims under the Contracts relating to such Receivable, and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, and

(e) all of the Seller's rights, interests and claims under the Sale Agreement and the other Transaction Documents.

“Sale Agreement” means the Amended and Restated Purchase and Sale Agreement, dated as of the date hereof among the Seller, the Originators and CB, as Servicer and as sole member of the Seller, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Seller” has the meaning set forth in the preamble to this Agreement.
“Seller's Share” of any amount means the greater of: (a) $0 and (b) such amount minus the product of (i) such amount multiplied by (ii) the Purchased Interest.
“Servicer” has the meaning set forth in the preamble to this Agreement.
“Servicer Default” shall mean any of the following events: (a) (i) the Servicer shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document and such failure shall remain unremedied for two Business Days after the earlier of the Servicer's knowledge or notice thereof; (b) any representation or warranty made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Transaction Document shall fail to have been true or correct in any material respect when made or deemed made or delivered and, except as otherwise provided herein, such failure shall, solely to the extent capable of cure, continue for 30 days after the earlier of the Servicer's knowledge or notice thereof; (c) the Servicer shall fail to perform or observe in any material respect any term, covenant or agreement under this Agreement or any other Transaction Document and, except as otherwise provided herein, such failure shall, solely to the extent capable of cure, continue for 30 days after the earlier of the Servicer's knowledge or notice thereof; (d) an Event of Bankruptcy shall occur with respect to the Servicer and such event shall remain unremedied for a period of 90 days; (e) CB ceases to be the Servicer or to own, directly or indirectly, 100% of the voting equity interests of the Servicer.
“Servicing Fee” shall mean the fee referred to in Section 4.6 of this Agreement.
“Servicing Fee Rate” shall have the meaning set forth in Section 4.6 of this Agreement.
“Settlement Date” means the 20th day of each calendar month (or if such day is not a Business Day, the next occurring Business Day); provided, however, that on and after the occurrence and during the continuation of any Termination Event, the Settlement Date shall be the date selected as such by the Administrator (with the consent or at the direction of the Majority Purchaser Agents) from time to time (it being understood that the Administrator (with the consent or at the direction of the Majority Purchaser Agents) may select such Settlement Date to occur as frequently as daily or, in the absence of any such selection, the date which would be the Settlement Date pursuant to this definition).
“Solvent” means, with respect to any Person at any time, a condition under which:
(i)    the fair value and present fair saleable value of such Person's total assets is, on the date of determination, greater than such Person's total liabilities (including contingent and unliquidated liabilities) at such time;

(ii)    the fair value and present fair saleable value of such Person's assets is greater than the amount that will be required to pay such Person's probable liability on its existing debts as they become absolute and matured (“debts,” for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

(iii)    such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and

(iv)    such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.
For purposes of this definition:
(A)    the amount of a Person's contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

(B)    the “fair value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

(C)    the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to Purchase such asset under ordinary selling conditions; and

(D)    the “present fair saleable value” of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm's-length transaction in an existing and not theoretical market.

“Specified Receivables” means GramTel Receivables, Equipment Lease Receivables and CBTS Software Receivables, in each case until the conditions set forth in the respective definitions thereof are no longer applicable.
“Standard & Poor's” means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.
“Sub-Servicer” has the meaning set forth in Section 4.1(d) of this Agreement.
“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.
“Tangible Net Worth” means, with respect to any Person, (i) the total assets of such Person, minus (ii) the total liabilities of such Person, minus (iii) the intangible assets of such Person, each as determined in accordance with GAAP.
“Taxes” means, with respect to any Person, any and all present or future taxes, charges, fees, levies or other assessments (including income, gross receipts, profits, withholding, excise, property, sales, use, license, occupation and franchise taxes and including any related interest, penalties or other additions) imposed by any jurisdiction or taxing authority (whether foreign or domestic) under the laws of which such Person is organized.

“Termination Day” means each day that occurs on or after the Facility Termination Date and prior to the satisfaction, cure or waiver of the event(s) giving rise to such Facility Termination Date in accordance with this Agreement.
“Termination Event” has the meaning specified in Exhibit V to this Agreement.
“Total Reserves” means, at any time the sum of: (a) the Yield Reserve, plus (b) the greater of (i) the Minimum Reserve and (ii) the Loss Reserve plus the Dilution Reserve.
“Transaction Documents” means this Agreement, the Lock-Box Agreements, each Purchaser Group Fee Letter, the Sale Agreement, the Performance Guaranty and all other certificates, instruments, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Transfer Supplement” has the meaning set forth in Section 6.3(c) of this Agreement.
“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.
“Unmatured Purchase and Sale Termination Event” means any event which, with the giving of notice or lapse of time, or both, would become a Purchase and Sale Termination Event.
“Unmatured Termination Event” means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event.
“Wells” means Wells Fargo Bank, National Association.
“Yield Period” means (a) with respect to any Portion of Capital funded by the issuance of Notes (or with respect to any Portion of Capital funded by Wells, as a Purchaser), (i) initially the period commencing on (and including) the date of the initial Purchase or funding of such Portion of Capital and ending on (but not including) the next occurring Settlement Date, and (ii) thereafter, each period commencing on (and including) the first day after the last day of the immediately preceding Yield Period for such Portion of Capital and ending on (but not including) the next occurring Settlement Date; and (b) with respect to any Portion of Capital not funded by the issuance of Notes (other than any Portion of Capital funded by Wells, as a Purchaser) (i) initially the period commencing on (and including) the date of the initial Purchase or funding of such Portion of Capital and ending such number of days later (including a period of one day) as the Seller shall select, and (ii) thereafter, each period commencing on the last day of the immediately preceding Yield Period for such Portion of Capital and ending such number of days later (including a period of one day) as the Seller shall select; provided, that
(i)    any Yield Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided, however, if Discount in respect of such Yield Period is computed by reference to the Euro-Rate or LMIR, and such Yield Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Yield Period shall end on the next preceding Business Day;

(ii)    in the case of any Yield Period of one day, (A) if such Yield Period is the initial Yield Period for a Purchase hereunder (other than a reinvestment), such Yield Period shall be the day of such Purchase; (B) any subsequently occurring Yield Period which is one day shall, if the immediately preceding Yield Period is more than one day, be the last day of such immediately preceding Yield Period, and, if the immediately preceding Yield Period is one day, be the day next following such immediately preceding Yield Period; and (C) if such Yield Period occurs on a day immediately preceding a day which is not a Business Day, such Yield Period shall be extended to the next succeeding Business Day; and

(iii)    in the case of any Yield Period for any Portion of Capital which commences before the Facility Termination Date and would otherwise end on a date occurring after the Facility Termination Date, such Yield Period shall end on such Facility Termination Date and the duration of each Yield Period which commences on or after the Facility Termination Date shall be of such duration as shall be selected by the Administrator (with the consent or at the direction of the applicable Purchaser Agent).

“Yield Protection Fee” means, for any Yield Period, with respect to any Portion of Capital, to the extent that (i) any payments are made by the Seller to the related Purchaser in respect of such Capital hereunder prior to the applicable maturity date of any Notes or other instruments or obligations used or incurred by such Purchaser to fund or maintain such Portion of Capital or (ii) any failure by the Seller to borrow, continue or prepay any Portion of Capital on the date specified in any Purchase Notice delivered pursuant to Section 1.2 of this Agreement occurs, the amount, if any, by which: (a) the additional Discount related to such Portion of Capital that would have accrued through the maturity date of such Notes or other instruments on the portion thereof for which payments were received from the Seller (or with respect to which the Seller failed to borrow such amounts), exceeds (b) the income, if any, received by such Purchaser from investing the proceeds so received in respect of such Portion of Capital, as determined by the applicable Purchaser Agent, which determination shall be binding and conclusive for all purposes, absent manifest error.
“Yield Reserve” means, on any day, an amount equal to: (a) the sum of the Aggregate Capital plus the LC Participation Amount at the close of business of the Servicer on such day multiplied by (b) (i) the Yield Reserve Percentage on such day, divided by (ii) 100% minus the Yield Reserve Percentage on such day.
“Yield Reserve Percentage” means, on any day, an amount equal to:
{(BR + SFR) x 1.5(DSO)}

where:
BR    =    the Base Rate in effect at such time,
DSO    =    the Days' Sales Outstanding, and
SFR    =    Servicing Fee Rate.
Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, “or” means “and/or,” and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.

EXHIBIT II

CONDITIONS PRECEDENT
1.    Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to the condition precedent that the Administrator shall have received, on or before the Closing Date, each of the following, each in form and substance (including the date thereof) satisfactory to the Administrator and each Purchaser Agent:
(a)    A counterpart of this Agreement and the other Transaction Documents executed by the parties thereto.
(b)    Certified copies of: (i) the resolutions of the Board of Directors of each of the Seller, the Originators and the Servicer authorizing the execution, delivery and performance by the Seller, such Originator and the Servicer, as the case may be, of this Agreement and the other Transaction Documents to which it is a party; (ii) all documents evidencing other necessary limited liability company or corporate action and governmental approvals, if any, with respect to this Agreement and the other Transaction Documents and (iii) the organizational documents of the Seller, each Originator and the Servicer.
(c)    A certificate of the Secretary or Assistant Secretary of the Seller, the Originators and the Servicer certifying the names and true signatures of its officers who are authorized to sign this Agreement and the other Transaction Documents. Until the Administrator and each Purchaser Agent receives a subsequent incumbency certificate from the Seller, an Originator or the Servicer, as the case may be, the Administrator and each Purchaser Agent shall be entitled to rely on the last such certificate delivered to it by the Seller, such Originator or the Servicer, as the case may be.
(d)    Favorable opinions, addressed to the Administrator, each Purchaser and each Purchaser Agent in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent, of The Law Offices of Thomas W. Bosse, PLLC, Cravath, Swaine & Moore LLP or Richards, Layton & Finger P.A., counsel for Seller, the Originators and the Servicer, covering such matters as the Administrator may reasonably request, including, without limitation, organizational and enforceability matters and certain bankruptcy matters, certain UCC perfection and priority matters.
(e)    A pro forma Information Package representing the performance of the Receivables Pool for the calendar month before closing.
(f)    Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by each Purchaser Group Fee Letter), costs and expenses to the extent then due and payable on the date thereof, including any such costs, fees and expenses arising under or referenced in Section 6.4 of this Agreement and the applicable Purchaser Group Fee Letters.
(g)    Good standing certificates with respect to each of the Seller, the Originators and the Servicer issued by the Secretary of State (or similar official) of the state of each such Person's organization.
(h)    To the extent required by each Conduit Purchaser's commercial paper program, letters from each of the rating agencies then rating the Notes confirming the rating of such Notes after giving effect to the transaction contemplated by this Agreement.
2.    Conditions Precedent to All Funded Purchases, Issuances of Letters of Credit and Reinvestments. Each Funded Purchase (including the initial Funded Purchase) and the issuance of any Letters of Credit and each reinvestment shall be subject to the further conditions precedent that
(a)    in the case of each Funded Purchase and the issuance of any Letters of Credit, the Servicer shall have delivered to the Administrator and each Purchaser Agent on or before such purchase or issuance, as the case may be, in form and substance satisfactory to the Administrator and each Purchaser Agent, a completed pro forma Information Package to reflect the level of the Aggregate Capital, the LC Participation Amount and related reserves and the calculation of the Purchased Interest after such subsequent purchase or issuance, as the case may be, and a completed Purchase Notice in the form of Annex B; and
(b)    on the date of such Funded Purchase, issuance or reinvestment, as the case may be, the following statements shall be true (and acceptance of the proceeds of such Funded Purchase, issuance or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

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(i)    the representations and warranties contained in Exhibit III to the Agreement are true and correct on and as of the date of such Funded Purchase, issuance or reinvestment as though made on and as of such date except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date);

(ii)    in the case of a Funded Purchase or issuance (but not reinvestment), no event has occurred and is continuing, or would result from such Funded Purchase or issuance, that constitutes a Termination Event or an Unmatured Termination Event, and in the case of a reinvestment, no event has occurred and is continuing, or would result from such reinvestment, that constitutes a Termination Event;

(iii)    the sum of the Aggregate Capital plus the Adjusted LC Participation Amount, after giving effect to any such Funded Purchase, issuance or reinvestment, as the case may be, shall not exceed the Purchase Limit, and the Purchased Interest shall not exceed 100%; and

(iv)    the Facility Termination Date has not occurred.

(c)    in the case of each Purchase (but not reinvestment), no event or condition described in clause (j)(ii) of Exhibit V to this Agreement, without giving effect to the fifteen (15) Business Day grace period set forth in such clause, has occurred and is continuing.

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EXHIBIT III
REPRESENTATIONS AND WARRANTIES
1.    Representations and Warranties of the Seller. The Seller represents and warrants to the Administrator, each Purchaser Agent and each Purchaser as of the date of execution of this Agreement that:
(a)    Existence and Power. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, and has all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted.
(b)    Company and Governmental Authorization, Contravention. The execution, delivery and performance by the Seller of this Agreement and each other Transaction Document to which it is a party are within the Seller's organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with (other than the filing of UCC financing statements and continuation statements), any governmental body, agency or official, and, do not contravene, or constitute a default under, any provision of applicable law or regulation or of the operating agreement of the Seller or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Seller or result in the creation or imposition of any lien (other than Permitted Adverse Claims) on assets of the Seller.
(c)    Binding Effect of Agreement. This Agreement and each other Transaction Document to which it is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
(d)    Accuracy of Information. All information heretofore furnished by the Seller to the Administrator or any Purchaser Agent in writing pursuant to or in connection with this Agreement or any other Transaction Document is, and all such information hereafter furnished by the Seller to the Administrator or any Purchaser Agent in writing pursuant to this Agreement or any Transaction Document will be, true and accurate in all material respects on the date such information is stated or certified.
(e)    Actions, Suits. There are no actions, suits or proceedings pending or, to the best of the Seller's knowledge, threatened against or affecting the Seller or any of its Affiliates or their respective properties, in or before any court, arbitrator or other body.
(f)    Accuracy of Exhibits; Lock-Box Arrangements. The names and addresses of all the Lock-Box Banks together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule II to this Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Administrator), and all Lock-Box Accounts are subject to Lock-Box Agreements. All information on each Exhibit, Schedule or Annex to this Agreement or the other Transaction Documents (as updated by the Seller from time to time) is true and complete in all material respects. The Seller has delivered a copy of all Lock-Box Agreements to the Administrator. The Seller has not granted any interest in any Lock-Box Account (or any related lock-box or post office box) to any Person other than the Administrator and, upon delivery to a Lock-Box Bank of the related Lock-Box Agreement, the Administrator will have control of the Lock-Box Account at such Lock-Box Bank in accordance with the terms hereof and the related Lock-Box Agreement.
(g)    No Material Adverse Effect. Since the date of formation of Seller as set forth in its certificate of formation, there has been no Material Adverse Effect with respect to the Seller.
(h)    Names and Location. The Seller has not used any company names, trade names or assumed names other than its name set forth on the signature pages of this Agreement. The Seller is “located” (as such term is defined in the applicable UCC) in Delaware. The office where the Seller keeps its records concerning the Receivables is at the address set forth below its signature to this Agreement.
(i)    Margin Stock. The Seller is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X, as issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Purchase will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.
(j)    Eligible Receivables. Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable.

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(k)    Credit and Collection Policy. The Seller has complied in all material respects with the Credit and Collection Policy of each Originator with regard to each Receivable (other than Specified Receivables) originated by such Originator.
(l)    Investment Company Act. The Seller is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
(m)    Financial Information. The consolidated balance sheet of CB and subsidiaries as of December 31, 2006, and the related consolidated statements of operations, shareowners' equity (deficit) and comprehensive income (loss), and cash flows for the year ended December 31, 2006, copies of which have been furnished to the Administrator, present fairly, in all material respects, the financial position of CB and subsidiaries as of such date, and the results of their operations and their cash flows for the period then ended, prepared pursuant to the rules and regulations of the Securities and Exchange Commission in accordance with accounting principles generally accepted in the United States of America.
2.    Representations and Warranties of the Servicer. The Servicer represents and warrants to the Administrator, each Purchaser Agent and each Purchaser as of the date of execution of this Agreement that:
(a)    Existence and Power. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of its organization, and has all company power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, unless failure to have such power, licenses, authorizations, consents and approvals would not reasonably be expected to have a Material Adverse Effect.
(b)    Company and Governmental Authorization, Contravention. The execution, delivery and performance by the Servicer of this Agreement and each other Transaction Document to which it is a party are within the Servicer's organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Certificate of Incorporation of the Servicer or of any judgment, injunction, order or decree or material agreement or other material instrument binding upon the Servicer (unless such contravention or default would not reasonably be expected to have a Material Adverse Effect) or result in the creation or imposition of any lien (other than Permitted Adverse Claims) on assets of the Servicer or any of its Subsidiaries.
(c)    Binding Effect of Agreement. This Agreement and each other Transaction Document to which it is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
(d)    Accuracy of Information. All information heretofore furnished by the Servicer to the Administrator or any Purchaser Agent in writing pursuant to or in connection with this Agreement or any other Transaction Document is, and all such information hereafter furnished by the Servicer to the Administrator or any Purchaser Agent in writing pursuant to this Agreement or any other Transaction Document will be, true and accurate in all material respects on the date such information is stated or certified.
(e)    Actions, Suits. There are no actions, suits or proceedings pending or, to the best of the Servicer's knowledge, threatened against or affecting the Servicer or any of its Affiliates or their respective properties, in or before any court, arbitrator or other body, which would reasonably be expected to have a Material Adverse Effect upon the ability of the Servicer (or such Affiliate) to perform its obligations under this Agreement or any other Transaction Document to which it is a party.
(f)    No Material Adverse Effect. Since the date of the financial statements described in Section 1(m) above, there has been no Material Adverse Effect with respect to the Servicer.
(g)    Credit and Collection Policy. The Servicer or the applicable Originator has complied in all material respects with the Credit and Collection Policy of such Originator with regard to each Receivable (other than Specified Receivables) originated by such Originator.
(h)    Investment Company Act. The Servicer is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
3.    Representations, Warranties and Agreements Relating to the Security Interest. The Seller hereby makes the following representations, warranties and agreements with respect to the Receivables and Related Security:

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(a)    The Receivables.
(i)    Creation. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables included in the Receivables Pool in favor of the Administrator (for the benefit of the Purchasers), which security interest is prior to all other Adverse Claims other than any Adverse Claim in favor of an Obligor on a Receivable that represents amounts billed to such Obligor for service to be provided during the immediate subsequent billing period, and is enforceable as such as against creditors of and purchasers from the Seller.

(ii)    Nature of Receivables. The Receivables included in the Receivables Pool constitute either “accounts”, “general intangibles” or “tangible chattel paper” within the meaning of the applicable UCC.

(iii)    Ownership of Receivables. The Seller owns and has good and marketable title to the Receivables included in the Receivables Pool and Related Security free and clear of any Adverse Claim other than Permitted Adverse Claims.

(iv)    Perfection and Related Security. The Seller has caused (and will cause each Originator to cause), within ten days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables and Related Security from such Originator to the Seller pursuant to the Sale Agreement, and the sale and security interest therein from the Seller to the Administrator under this Agreement, to the extent that such collateral constitutes “accounts,” “general intangibles,” or “tangible chattel paper.”

(v)    Tangible Chattel Paper. With respect to any Receivables included in the Receivables Pool that constitute “tangible chattel paper”, if any, the Seller (or the Servicer on its behalf) has in its possession the original copies of such tangible chattel paper that constitute or evidence such Receivables, and the Seller has caused (and will cause the applicable Originator to cause), within ten days after the Closing Date, the filing of financing statements described in clause (iv), above, each of which will contain a statement that: “A purchase of, or security interest in, any collateral described in this financing statement will violate the rights of the Administrator.” The Receivables to the extent they are evidenced by “tangible chattel paper” do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Seller or the Administrator.

(b)    The Collection Account.
(i)    Nature of Account. Each Lock-Box Account constitutes a “deposit account” within the meaning of the applicable UCC.

(ii)    Ownership. The Seller owns and has good and marketable title to the Lock-Box Accounts and Collection Account free and clear of any Adverse Claim.

(iii)    Perfection. The Seller has delivered to the Administrator a fully executed Lock-Box Agreement relating to each Lock-Box Account, pursuant to which each applicable Lock-Box Bank, respectively, has agreed to comply with all instructions originated by the Administrator (on behalf of the Purchasers) directing the disposition of funds in such Lock-Box Account without further consent by the Seller or the Servicer.

(c)    Priority.
(i)    Other than (i) the transfer of the Receivables to the Seller and the Administrator under the Sale Agreement and this Agreement, respectively, (ii) the assignment of Contributed Receivables (as such term is defined in the Sale Agreement) and/or (iii) the security interest granted to the Seller and the Administrator pursuant to the Sale Agreement and this Agreement, respectively, neither the Seller nor any Originator has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables transferred or purported to be transferred under the Transaction Documents, the Lock-Box Accounts or any subaccount thereof, except for any such pledge, grant or other conveyance which has been released or terminated.  Neither the Seller nor any Originator has authorized the filing of, or is aware of any financing statements against either the Seller or such Originator that include a description of Receivables transferred or purported to be transferred under the Transaction Documents, the Lock-Box Accounts or any subaccount thereof, other than any financing statement (i) relating to the sale thereof by such Originator to the Seller under the Sale Agreement, (ii) relating to the security interest granted to the Administrator under this Agreement, (iii) relating to the assignment of Contributed Receivables (as such term is defined in the Sale Agreement) or (iv) that has been released or terminated.

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(ii)    The Seller is not aware of (x) any judgment, ERISA or tax lien filings against the Seller, (y) any judgment or ERISA lien filings against the Servicer or any Originator other than Permitted Adverse Claims, and (z) any tax lien filings against the Servicer or any Originator other than (i) those that would not reasonably be expected to have a Material Adverse Effect and (ii) Permitted Adverse Claims.

(iii)    The Lock-Box Accounts are not in the name of any person other than the Seller or the Administrator. Neither the Seller nor the Servicer has consented to any bank maintaining such account to comply with instructions of any person other than the Administrator, the Seller or the Servicer.

(d)    Survival of Supplemental Representations. Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section shall be continuing, and remain in full force and effect until such time as the Purchased Interest and all other obligations under this Agreement have been finally and fully paid and performed.
(e)    No Waiver. To the extent required pursuant to the securitization program of any Conduit Purchaser, each of the Administrator, each Purchaser and each Purchaser Agent: (i) shall not, without obtaining a confirmation of the then-current rating of the Notes, waive any of the representations set forth in this Section; (ii) shall provide the Ratings Agencies with prompt written notice of any breach of any representations set forth in this Section, and shall not, without obtaining a confirmation of the then-current rating of the Notes (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the representations set forth in this Section.
(f)    Servicer to Maintain Perfection and Priority. In order to evidence the interests of the Administrator under this Agreement, the Servicer shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrator or any Purchaser Agent) to maintain and perfect, as a first-priority interest, the Administrator's security interest in the Receivables, Related Security and Collections. The Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrator for the Administrator's authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrator's security interest as a first-priority interest. The Administrator's approval of such filings shall authorize the Servicer to file such financing statements under the UCC without the signature of the Seller, any Originator or the Administrator where allowed by applicable law. Notwithstanding anything else in the Transaction Documents to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of the Administrator and each Purchaser Agent.
(g)    Collections. If made in accordance with the terms of this Agreement, each remittance of Collections by the Seller to the Purchasers hereunder will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and (ii) made in the ordinary course of business or financial affairs of the Seller.
4.    Reaffirmation of Representations and Warranties. On the date of each Purchase and/or reinvestment hereunder, and on the date each Information Package or other report is delivered to the Administrator, any Purchaser Agent or any Purchaser hereunder, the Seller by accepting the proceeds of such Purchase or reinvestment and/or the provision of such information or report, shall be deemed to have certified that (i) all representations and warranties of the Seller and the Servicer, as applicable, described in this Exhibit III, as from time to time amended in accordance with the terms hereof, are true and correct in all material respects on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such date), (ii) in the case of a Purchase (but not reinvestment), no event has occurred and is continuing, or would result from such Purchase, that constitutes a Termination Event or an Unmatured Termination Event and in the case of a reinvestment, no event has occurred and is continuing, or would result from such reinvestment, that constitutes a Termination Event, (iii) in the case of a Purchase (but not reinvestment) no event or condition described in clause (j)(ii) of Exhibit V to this Agreement, without giving effect to the fifteen (15) Business Day grace period set forth therein, has occurred or is continuing, (iv) the Aggregate Capital, after giving effect to any such Purchase or reinvestment shall not be greater than the Purchase Limit, and the Purchased Interest shall not exceed 100% and (v) the Facility Termination Date has not occurred.

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EXHIBIT IV
COVENANTS
1.    Covenants of the Seller. At all times from the date hereof until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding, the date the LC Participation Amount is cash collateralized in full or the date all other amounts then due and payable by the Seller under this Agreement to any Purchaser Agent, any Purchaser, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:
(a)    Financial Reporting. The Seller will maintain a system of accounting established and administered in accordance with generally accepted accounting principles as in effect in the appropriate jurisdiction, and the Seller (or the Servicer on its behalf) shall furnish to the Administrator and each Purchaser Agent:
(i)    Annual Reporting. Promptly upon completion and in no event later than 120 days after the close of each fiscal year of the Seller, annual unaudited income statement and balance sheet of the Seller certified by a designated financial or other officer of the Seller.

(ii)    Information Packages. As soon as available and in any event not later than two Business Days prior to each Settlement Date, an Information Package as of the most recently completed calendar month (it being understood that no more than 1 Information Package shall be required to be delivered within any one calendar week).

(iii)    Other Information. Such other information (including non-financial information) as the Administrator may from time to time reasonably request.

(b)    Notices. The Seller will notify the Administrator and each Purchaser Agent in writing of any of the following events promptly upon (but in no event later than three Business Days after) a financial or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:
(i)    Notice of Termination Events or Unmatured Termination Events. The occurrence of any Termination Event or Unmatured Termination Event together with a statement of the chief financial officer or chief accounting officer of the Seller setting forth details of such Termination Event or such Unmatured Termination Event and any action which the Seller proposes to take with respect thereto.

(ii)    Representations and Warranties. The failure of any representation or warranty to be true in any material respect when made with respect to the Receivables included in the Receivables Pool.

(iii)    Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which would reasonably be expected to have a Material Adverse Effect with respect to the Seller.

(iv)    Adverse Claim. (A) Any Person shall obtain an Adverse Claim, other than a Permitted Adverse Claim, upon the Pool Receivables or Collections with respect thereto, (B) any Person other than the Seller, the Servicer or the Administrator shall obtain any rights or direct any action with respect to any Lock-Box Account (or related lock-box or post office box) or (C) any Obligor shall receive any change in payment instructions with respect to any Pool Receivable(s) from a Person other than the Servicer, CB, an Originator or the Administrator.

(v)    ERISA and Other Claims. Upon the filing or receiving thereof, copies of all reports and notices that the Seller or any ERISA Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of any Reportable Event (as defined in ERISA) that could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate.

(vi)    Notice of Debt Events. Upon the occurrence of any event or condition (without giving effect to any cure period, if any) described in paragraph (j) of Exhibit V to this Agreement, a statement of the chief financial officer, chief accounting officer or treasurer of the Seller setting forth details of any failure, event or condition that exists relating to any Debt of Seller, CB or its Subsidiaries and for which the related agreement, mortgage, indenture or instrument does not provide a grace period for such event, and any action which the Seller proposes to take with respect thereto.

(vii)    Notice of CBT Public Notice. The issuance of an CBT Public Notice, together with a statement of the chief financial officer or chief accounting officer of the Seller setting forth details of such CBT Public Notice and any action which the Seller proposes to take with respect thereto.

(c)    Conduct of Business. The Seller will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.
(d)    Compliance with Laws. The Seller will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.
(e)    Furnishing of Information and Inspection of Receivables. The Seller will, to the extent it is in possession thereof or can reasonably obtain it, furnish to the Administrator and each Purchaser Agent from time to time such information with respect to the Pool Receivables as the Administrator or such Purchaser Agent may reasonably request, except to the extent prohibited by applicable law or licenses. The Seller will, at any time and from time to time during regular business hours with reasonable prior written notice, subject to Section 6.7, (i) at the Seller's expense, permit the Administrator or any Purchaser Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Pool Assets and (B) to visit the offices and properties of the Seller for the purpose of examining such books and records, and to discuss matters relating to the Pool Receivables, other Pool Assets or the Seller's performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Seller (provided that representatives of the Seller are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, from time to time during regular business hours, upon reasonable prior written notice from the Administrator and the Purchaser Agents, permit certified public accountants or other auditors acceptable to the Administrator to conduct a review of its books and records with respect to the Pool Receivables; provided, however, that the Seller shall not be obligated to permit such examinations, visits or reviews under clauses (i) and (ii) above, together with any examinations, visits or reviews pursuant to Section 2(e) of this Exhibit IV, more than three times per year (commencing upon and including the Closing Date) during such time that no Termination Event has occurred and is continuing and the Seller shall not be obligated to pay or reimburse any Person for the expenses of more than one such examination or visit pursuant to clause (i) above (together with any examination or visit pursuant to Section 2(e)(i) of this Exhibit IV) per year (commencing upon and including the Closing Date) during such time that no Termination Event has occurred and is continuing.
(f)    Payments on Receivables, Accounts. The Seller will, and will cause each Originator to, instruct all Persons who are Obligors to deliver payments on the Pool Receivables (other than Specified Receivables) to a Lock-Box Account, except in the case of any Payment-on-Delivery Transactions and provided, that, the Seller may permit Obligors to make On-Site Payments notwithstanding such instructions. If any such payments or other Collections are received by the Seller or an Originator, including without limitation, any Collections received in connection with any Payment-on-Delivery Transactions and On-Site Payments, it shall hold such payments in trust for the benefit of the Administrator and the Purchasers and promptly (but in any event within three Business Days after receipt) remit such funds into a Lock-Box Account (except in the case of Specified Receivables). Except as otherwise provided in this Agreement, the Seller will not permit the funds other than Collections on Pool Receivables and other Pool Assets to be deposited into any Lock-Box Account. If such funds are nevertheless deposited into any Lock-Box Account, the Seller will promptly identify such funds for segregation. Except as otherwise provided in this Agreement, the Seller will not, and will not permit the Servicer, any Originator or other Person to, commingle Collections or other funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled with any other funds. The Seller shall only add, and shall only permit an Originator to add, a Lock-Box Bank (or the related lock-box or post office box), or Lock-Box Account to those listed on Schedule II to this Agreement, if the Administrator has received notice of such addition, a copy of any new Lock-Box Agreement and an executed and acknowledged copy of a Lock-Box Agreement in form and substance reasonably acceptable to the Administrator from any such new Lock-Box Bank. The Seller shall only terminate a Lock-Box Bank or close a Lock-Box Account (or the related lock-box or post office box), upon 30 days' advance notice to the Administrator. Notwithstanding anything to the contrary in this Agreement, Non-Receivable Cash Deposits may be deposited in a Lock-Box Account provided that the Seller (or the Servicer on its behalf) shall promptly (but in any event within two Business Days after such deposit) identify such Non-Receivable Cash Deposits and transfer such Non-Receivable Cash Deposits to an account other than a Lock-Box Account.
(g)    Sales, Liens, etc. Except as otherwise provided herein, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable or other Pool Asset other than Permitted Adverse Claims, or assign any right to receive income in respect thereof.

(h)    Extension or Amendment of Pool Receivables. Except as the Servicer is otherwise permitted in Section 4.2 of this Agreement, the Seller will not extend, amend or otherwise modify the terms of any Pool Receivable (other than Specified Receivables), or amend, modify or waive any term or condition of any Contract related thereto, without the prior written consent of the Administrator and the Majority Purchaser Agents. The Seller shall at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Receivable (other than Specified Receivables) and the related Contract.
(i)    Change in Business. The Seller will not (i) make any change in the character of its business, which change could impair the collectibility of any Pool Receivable or (ii) make any change in any Credit and Collection Policy that would reasonably be expected to materially adversely affect the collectibility of the Pool Receivables, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents, in the case of either (i) or (ii) above, without the prior written consent of the Administrator and the Majority Purchaser Agents. The Seller shall not make any written change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator and each Purchaser Agent.
(j)    Fundamental Changes. The Seller shall not, without the prior written consent of the Administrator and the Majority Purchaser Agents, permit itself (i) to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or (ii) to be owned by any Person other than CB or an Affiliate thereof. The Seller shall provide the Administrator with at least 30 days' prior written notice before making any change in the Seller's name or location or making any other change in the Seller's identity or structure that would impair or otherwise render any UCC financing statement filed in connection with this Agreement “seriously misleading” as such term (or similar term) is used in the applicable UCC; each notice to the Administrator and the Purchaser Agents pursuant to this sentence shall set forth the applicable change and the proposed effective date thereof. The Seller will also maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).
(k)    Change in Payment Instructions to Obligors. The Seller shall not add to, replace or terminate any of the Lock-Box Accounts (or any related lock-box or post office box) listed in Schedule II hereto or make any change in its (or their) instructions to the Obligors regarding payments to be made to the Lock-Box Accounts (or any related lock-box or post office box), unless the Administrator and each Purchaser Agent shall have received (x) prior written notice of such addition, termination or change and (y) signed and acknowledged Lock-Box Agreements with respect to such new Lock-Box Accounts (or any related lock-box or post office box).
(l)    Ownership Interest, Etc. The Seller shall (and shall cause the Servicer to) (i) at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and (ii) at its expense, in order to evidence the interests of the Administrator under this Agreement, from time to time take such action, or execute and deliver such instruments as may be necessary to maintain and perfect, as a first-priority security interest, the Administrator's security interest in the Receivables, Related Security and Collections. The Seller shall at its expense, from time to time and within the time limits established by law, prepare and present to the Administrator for the Administrator's authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrator's security interest as a first-priority security interest. The Administrator's approval of such filings shall authorize the Seller to file such financing statements under the UCC without the signature of the Seller, any Originator or the Administrator where allowed by applicable law. Notwithstanding anything else in the Transaction Documents to the contrary, the Seller shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, except with respect to any Person that ceases to be an Originator, without the prior written consent of the Administrator.
(m)    Certain Agreements. The Seller will not amend, modify, waive, revoke or terminate (or permit or cause any change to) any Transaction Document to which it is a party (except in accordance with the terms of such Transaction Document) or any provision of the Seller's organizational documents which requires the consent of the “Independent Director” (as defined in the Seller's operating agreement).

(n)    Restricted Payments. (i) Except pursuant to clause (ii) below, the Seller will not: (A) purchase or redeem any shares of its capital stock or membership interests, (B) declare or pay any dividend or distribution or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).
(ii)    Subject to the limitations set forth in clause (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Seller may make cash payments (including prepayments) on the Company Notes in accordance with their respective terms, (B) the Seller may make payments to the Originator and increase the principal amounts of the Company Notes, in accordance with Section 3.5 of the Sale Agreement, and (C) the Seller may declare and pay dividends or make distributions (1) if no amounts are then outstanding under the Company Notes, at any time and (2) if any amounts are then outstanding under the Company Notes, once per fiscal year (or as otherwise consented to by the Administrator in its sole discretion, such consent not to be unreasonably withheld).

(iii)    The Seller may make Restricted Payments only out of the funds, if any, it receives pursuant to Sections 1.4(b)(ii) and (iv), 1.4(c) and 1.4(d) of this Agreement. Furthermore, the Seller shall not pay, make or declare: (A) any dividend if, after giving effect thereto, the Tangible Net Worth of the Seller would be less than $4,000,000, or (B) any Restricted Payment (including any dividend) if, prior to or after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.

(o)    Other Business. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers' acceptances) other than pursuant to this Agreement or the Company Notes, or (iii) form any Subsidiary or make any investments in any other Person; provided, however, that the Seller shall be permitted to incur obligations to the extent necessary for the day-to-day operations of the Seller (such as expenses for stationery, audits, maintenance of legal status, etc.).
(p)    Use of Seller's Share of Collections. The Seller shall apply the Seller's Share of Collections to make payments in the following order of priority: (i) the payment of its expenses (including all obligations then due and payable to the Purchasers, the Purchaser Agents and the Administrator under this Agreement and under the Purchaser Group Fee Letters), (ii) the payment of accrued and unpaid interest on the Company Note and (iii) other legal and valid limited liability company purposes, including Restricted Payments permitted by clause (n) above.
(q)    Tangible Net Worth. The Seller will not permit its Tangible Net Worth, at any time, to be less than $4,000,000.
2.    Covenants of the Servicer. At all times from the date hereof until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding, the date the LC Participation Amount is cash collateralized in full or the date all other amounts then due and payable by the Seller or the Servicer under this Agreement to any Purchaser, any Purchaser Agent, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:
(a)    Financial Reporting. The Servicer will maintain a system of accounting established and administered in accordance with generally accepted accounting principles as in effect in the appropriate jurisdiction, and the Servicer shall furnish to the Administrator and each Purchaser Agent:
(i)    Annual Reporting. Promptly upon completion and in no event later than 120 days after the close of each fiscal year of CB, annual audited financial statements of CB and subsidiaries certified by independent certified public accountants selected by CB, prepared pursuant to the rules and regulations of the Securities and Exchange Commission in accordance with accounting principles generally accepted in the United States of America, including a consolidated balance sheet as of the end of such period and the related consolidated statements of operations, shareowners' equity (deficit) and comprehensive income (loss) and cash flows, in each case for the period then ended.

(ii)    Quarterly Reporting. Promptly upon completion and in no event later than 60 days after the close of each of the first three financial quarters of each financial year of CB, unaudited financial statements of CB and subsidiaries certified by a designated financial officer of CB, prepared pursuant to the rules and regulations of the Securities and Exchange Commission in accordance with accounting principles generally accepted in the United States of America, including a condensed consolidated balance sheet of CB and subsidiaries as of the end of such period and the related condensed consolidated statements of operations and cash flows, in each case for the period then ended.

(iii)    Compliance Certificates. Together with the annual report required above, a compliance certificate in the form of Annex F attached hereto, signed by its chief accounting officer, chief financial officer or treasurer solely in their capacities as officers of the Servicer stating, among other things, that no Termination Event or Unmatured Termination Event exists as of the date such annual report is delivered, or if any Termination Event or Unmatured Termination Event then exists, stating the nature and status thereof.

(iv)    Information Packages. As soon as available and in any event not later than two Business Days prior to each Settlement Date, an Information Package as of the most recently completed calendar month (it being understood that no more than 1 Information Package shall be required to be delivered within any one calendar week).

(v)    Other Information. Such other information (including non-financial information) as the Administrator or any Purchaser Agent may from time to time reasonably request.

(b)    Notices. The Servicer will notify the Administrator and each Purchaser Agent in writing of any of the following events promptly upon (but in no event later than three Business Days after) a financial or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:
(i)    Notice of Termination Events or Unmatured Termination Events. The occurrence of any Termination Event or Unmatured Termination Event together with a statement of the chief financial officer or chief accounting officer of the Servicer setting forth details of such Termination Event or such Unmatured Termination Event and any action which the Servicer proposes to take with respect thereto.

(ii)    Representations and Warranties. The failure of any representation or warranty to be true in any material respect when made with respect to the Pool Receivables.

(iii)    Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which would reasonably be expected to have a Material Adverse Effect with respect to the Servicer.

(iv)    Adverse Claim. (A) Any Person shall obtain an Adverse Claim, other than a Permitted Adverse Claim, upon the Pool Receivables or Collections with respect thereto, (B) any Person other than the Seller, the Servicer or the Administrator shall obtain any rights or direct any action with respect to any Lock Box Account (or related lock-box or post office box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer, CB, an Originator or the Administrator.

(v)    ERISA and Other Claims. Upon the filing or receiving thereof, copies of all reports and notices that the Servicer or any ERISA Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Servicer or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Servicer or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of any Reportable Event (as defined in ERISA) that could, in the aggregate, result in the imposition of liability on the Servicer and/or any such Affiliate.

(vi)    Notice of Debt Events. Upon the occurrence of any event or condition (without giving effect to any cure period, if any) described in paragraph (j) of Exhibit V to this Agreement, a statement of the chief financial officer, chief accounting officer or treasurer of the Servicer setting forth details of any failure, event or condition that exists relating to any Debt of Seller, CB or its Subsidiaries and for which the related agreement, mortgage, indenture or instrument does not provide a grace period for such event, and the action which the Servicer proposes to take with respect thereto.

(c)    Conduct of Business. The Servicer will (i) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and (ii) do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and (iii) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, in each such case, if the failure to do so would reasonably be expected to have a Material Adverse Effect.
(d)    Compliance with Laws. The Servicer will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject if the failure to comply would reasonably be expected to have a Material Adverse Effect.
(e)    Furnishing of Information and Inspection of Receivables. The Servicer will furnish to the Administrator and each Purchaser Agent from time to time such information with respect to the Pool Receivables as the Administrator or such Purchaser Agent may reasonably request, except to the extent prohibited by applicable law or licenses. The Servicer will, at any time and from time to time during regular business hours with reasonable prior written notice, subject to Section 6.7, (i) at the Servicer's expense, permit the Administrator or any Purchaser Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Pool Assets and (B) to visit the offices and properties of the Servicer for the purpose of examining such books and records, and to discuss matters relating to the Pool Receivables, other Pool Assets or the Servicer's performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Servicer (provided that representatives of the Servicer are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, from time to time during regular business hours, upon reasonable prior written notice from the Administrator and the Purchaser Agents, permit certified public accountants or other auditors acceptable to the Administrator to conduct a review of its books and records with respect to the Pool Receivables; provided, however, that the Servicer shall not be obligated to permit such examinations, visits or reviews under clauses (i) and (ii) above, together with any examinations, visits or reviews pursuant to Section 1(e) of this Exhibit IV, more than three times per year (commencing upon and including the Closing Date) during such time that no Termination Event has occurred and is continuing and the Servicer shall not be obligated to pay or reimburse any Person for the expenses of more than one such examination or visit pursuant to clause (i) above (together with any examination or visit pursuant to Section 1(e)(i) of this Exhibit IV) per year (commencing upon and including the Closing Date) during such time that no Termination Event has occurred and is continuing.
(f)    Payments on Receivables, Accounts. The Servicer will instruct all Persons who are Obligors to deliver payments on the Pool Receivables (other than Specified Receivables) to a Lock-Box Account, except in the case of any Payment-on-Delivery Transactions and provided, that, the Servicer may permit Obligors to make On-Site Payments notwithstanding such instructions. If any such payments or other Collections are received by the Servicer, including without limitation, any Collections received in connection with any Payment-on-Delivery Transactions and On-Site Payments, it shall hold such payments in trust for the benefit of the Administrator and the Purchasers and promptly (but in any event within three Business Days after receipt) remit such funds into a Lock-Box Account (except in the case of Specified Receivables). Except as otherwise provided in this Agreement, the Servicer will not permit the funds other than Collections on Pool Receivables and other Pool Assets to be deposited into any Lock-Box Account. If such funds are nevertheless deposited into any Lock-Box Account, the Servicer will promptly identify such funds for segregation. Except as otherwise provided in this Agreement, the Servicer will not commingle Collections or other funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled with any other funds. The Servicer shall only add, a Lock-Box Bank (or the related lock-box or post office box), or Lock-Box Account to those listed on Schedule II to this Agreement, if the Administrator has received notice of such addition, a copy of any new Lock-Box Agreement and an executed and acknowledged copy of a Lock-Box Agreement in form and substance reasonably acceptable to the Administrator from any such new Lock-Box Bank. The Servicer shall only terminate a Lock-Box Bank or close a Lock-Box Account (or the related lock-box or post office box), upon 30 days' advance notice to the Administrator. Notwithstanding anything to the contrary in this Agreement, Non-Receivable Cash Deposits may be deposited in a Lock-Box Account provided that the Servicer shall promptly (but in any event within two Business Days after such deposit) identify such Non-Receivable Cash Deposits and transfer such Non-Receivable Cash Deposits to an account other than a Lock-Box Account.
(g)    Extension or Amendment of Pool Receivables. Except as the Servicer is otherwise permitted in Section 4.2 of this Agreement, the Servicer will not extend, amend or otherwise modify the terms of any Pool Receivable (other than Specified Receivables), or amend, modify or waive any term or condition of any Contract related thereto, without the prior written consent of the Administrator and the Majority Purchaser Agents. The Servicer shall at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Pool Receivable (other than Specified Receivables) and the related Contract.
(h)    Change in Business. The Servicer will not (i) make any change in the character of its business, which change could impair the collectibility of any Pool Receivable or (ii) make any change in any Credit and Collection Policy that would reasonably be expected to materially adversely affect the collectibility of the Pool Receivables, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents, in the case of either (i) or (ii) above, without the prior written consent of the Administrator and the Majority Purchaser Agents. The Servicer shall not make any written change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator and each Purchaser Agent.
(i)    Records. The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool

Receivable and all Collections of and adjustments to each existing Pool Receivable).
(j)    Change in Payment Instructions to Obligors. The Servicer shall not add to, replace or terminate any of the Lock-Box Accounts (or any related lock-box or post office box) listed in Schedule II hereto or make any change in its instructions to the Obligors regarding payments to be made to the Lock-Box Accounts (or any related lock-box or post office box), unless the Administrator and each Purchaser Agent shall have received (x) prior written notice of such addition, termination or change and (y) signed and acknowledged Lock-Box Agreements with respect to such new Lock-Box Accounts (or any related lock-box or post office box).
(k)    Ownership Interest, Etc. The Servicer shall (i) at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and (ii) at its expense, in order to evidence the interests of the Administrator under this Agreement, from time to time take such action, or execute and deliver such instruments as may be necessary to maintain and perfect, as a first-priority security interest, the Administrator's security interest in the Receivables, Related Security and Collections. The Servicer shall at its expense, from time to time and within the time limits established by law, prepare and present to the Administrator for the Administrator's authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrator's security interest as a first-priority security interest. The Administrator's approval of such filings shall authorize the Servicer to file such financing statements under the UCC without the signature of the Seller, any Originator or the Administrator where allowed by applicable law. Notwithstanding anything else in the Transaction Documents to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, except with respect to any Person that ceases to be an Originator, without the prior written consent of the Administrator.
3.    Separate Existence. Each of the Seller and the Servicer hereby acknowledges that the Purchasers and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller's identity as a legal entity separate from CB, the Originators and their respective Affiliates. Therefore, from and after the date hereof, each of the Seller and the Servicer shall take all steps specifically required by this Agreement or reasonably required by the Administrator or any Purchaser Agent to continue the Seller's identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of CB, any Originator, the Servicer and any other Person, and is not a division of CB, any Originator, the Servicer or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and the Servicer shall take such actions as shall be required in order that:
(a)    The Seller will be a limited liability company whose primary activities are restricted in its operating agreement to: (i) purchasing or otherwise acquiring from the Originators or CB, owning, holding, servicing, granting security interests or selling interests in Pool Assets, (ii) entering into agreements for the selling and servicing of the Receivables Pool or for borrowing from banks, financial institutions or similar entities, (iii) to purchase, hold and sell common stock or similar equity interests (“Equity Investments”) and to exercise all voting rights and other incidents of ownership with respect to the Equity Investments, (iv) to use proceeds derived from sale or ownership of Pool Assets and Equity Investments as determined by the board of directors of the Seller and permitted by the Transaction Documents, and (v) conducting such other activities as it deems necessary or appropriate to carry out its primary activities;
(b)    The Seller shall not engage in any business or activity, or incur any indebtedness or liability (including, without limitation, any assumption or guaranty of any obligation of CB, any Originator, the Servicer or any Affiliate thereof), other than as expressly permitted by the Transaction Documents;
(c)    Not less than one member of the Seller's Board of Directors (the “Independent Director”) shall be a natural person (A) who is not at the time of initial appointment and has not been at any time during the five (5) years preceding such appointment: (1) an equityholder, director (other than an independent director), officer, employee, member (other than a special member or similar capacity), manager (other than an independent manager), attorney or partner of CB, Seller, Servicer or any of their Affiliates; (2) a customer of, supplier to or other person who derives more than 1% of its purchases or revenues from its activities with CB, Seller, Servicer or any of their Affiliates; (3) a person or other entity controlling, controlled by or under common control with any such equity holder, partner, member, manager, customer, supplier or other person; or (4) a member of the immediate family of any such equity holder, director, officer, employee, member, manager, partner, customer, supplier or other person and (B) who has (1) prior experience as an independent director for a corporation or an independent director or independent manager of a limited liability company whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and

(2) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities. Under this clause (c), the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. The operating agreement of the Seller shall provide that: (A) the Seller's Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (B) such provision cannot be amended without the prior written consent of the Independent Director;
(d)    The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller, CB, any Originator, the Servicer or any of their respective Affiliates;
(e)    The Seller shall conduct its affairs in accordance with its organizational documents and observe all necessary, appropriate and customary limited liability company formalities, including, but not limited to, holding all regular and special members' and board of directors' meetings appropriate to authorize all limited liability company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;
(f)    Any employee, consultant or agent of the Seller will be compensated from the Seller's funds for services provided to the Seller, and to the extent that Seller shares the same officers or other employees as CB, the Servicer or any Originator (or any other Affiliate thereof), the salaries and expenses relating to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers and employees. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee, and a manager, which manager will be fully compensated from the Seller's funds;
(g)    The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Servicer the Servicing Fee pursuant hereto. The Seller will not incur any material indirect or overhead expenses for items shared with CB, the Servicer or any Originator (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee or the manager's fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that CB, in its capacity as Servicer, shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;
(h)    The Seller's operating expenses will not be paid by CB, the Servicer or any Originator or any Affiliate thereof;
(i)    The Seller will have its own separate stationery;
(j)    The Seller's books and records will be maintained separately from those of CB, the Servicer, each Originator and any other Affiliate thereof and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of Seller;
(k)    All financial statements of CB, the Servicer or any Originator or any Affiliate thereof that are consolidated to include Seller will disclose that (i) the Seller is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the Seller's assets prior to any assets or value in the Seller becoming available to the Seller's equity holders and (ii) the assets of the Seller are not available to pay creditors of CB, the Servicer or the Originators or any other Affiliates of CB, the Servicer or the Originators;
(l)    The Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of CB, the Servicer, the Originators or any Affiliates thereof;
(m)    The Seller will observe limited liability company formalities in its dealings with CB, the Servicer, the Originators or any Affiliates thereof, and funds or other assets of the Seller will not be commingled with those of CB, the Servicer, the Originators or any Affiliates thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which CB or any Affiliate thereof (other than

CB in its capacity as the Servicer) has independent access. The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of CB, the Originators or any Subsidiaries or other Affiliates thereof. The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate;
(n)    The Seller will maintain arm's-length relationships with CB, the Servicer, the Originators (and any Affiliates thereof). Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller. Neither the Seller on the one hand, nor CB, the Servicer or any Originator, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller, CB, the Servicer and the Originators will promptly correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity;
(o)    The Seller shall have a separate area from CB, the Servicer and each Originator for its business (which may be located at the same address as such entities) and to the extent that any other such entity has offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses; and
(p)    To the extent not already covered in paragraphs (a) through (o) above, Seller shall comply and/or act in accordance with the provisions of Section 6.4 of the Sale Agreement.
4.    Duplication of Notices, Etc. Notwithstanding anything in this Exhibit IV to the contrary, to the extent that the Seller and the Servicer are each required to deliver the same notice, document, report or other information, delivery by either will be deemed to be delivery by both.

EXHIBIT V
TERMINATION EVENTS
Each of the following shall be a “Termination Event”:
(a)    (i) the Seller, CB or the Servicer shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document, except as otherwise provided herein, such failure shall, solely to the extent capable of cure, continue for 30 days after the earlier of any such Person's knowledge or notice thereof or (ii) the Seller, CB or the Servicer shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document and such failure shall remain unremedied for two Business Days after the earlier of any such Person's knowledge or notice thereof;
(b)    [Reserved];
(c)    any representation or warranty made or deemed made by the Seller or the Servicer (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by the Seller or the Servicer pursuant to this Agreement or any other Transaction Document, shall fail to have been true or correct in any material respect when made or deemed made or delivered and except as otherwise provided herein, such failure shall, solely to the extent capable of cure, continue for 30 days after the earlier of any such Person's knowledge or notice thereof;
(d)    the Seller or the Servicer shall fail to deliver any Information Package when due pursuant to this Agreement, and such failure shall remain unremedied for two Business Days after the earlier of such Person's knowledge or notice thereof;
(e)    this Agreement or any Purchase or reinvestment pursuant to this Agreement shall for any reason: (i) cease to create, or the Purchased Interest shall for any reason cease to be, a valid and enforceable first priority perfected undivided percentage ownership or security interest to the extent of the Purchased Interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim other than Permitted Adverse Claims, or (ii) cease to create with respect to the Pool Assets, or the interest of the Administrator (for the benefit of the Purchasers) with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim other than Permitted Adverse Claims;
(f)    the Seller, CB, the Servicer or any Originator shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, CB, the Servicer or any Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 90 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, CB, the Servicer or any Originator shall take any corporate action to authorize any of the actions set forth above in this paragraph;
(g)    (i) the (A) Legacy Default Ratio shall exceed 3.0%, (B) Legacy Delinquency Ratio shall exceed 15.0%, (C) CBTS Default Ratio shall exceed 12.00% or (D) CBTS Delinquency Ratio shall exceed 30.00%, (ii) the average for three consecutive calendar months of: (A) the Legacy Default Ratio shall exceed 2.00%, (B) the Legacy Delinquency Ratio shall exceed 13.00%, (C) the Legacy Dilution Ratio shall exceed 3.00%, (D) the CBTS Default Ratio shall exceed 9.00%, (E) the CBTS Delinquency Ratio shall exceed 28.00% or (F) the CBTS Dilution Ratio shall exceed 9.00% or (iii) the Days' Sales Outstanding exceeds 45 days;
(h)    a Change in Control shall occur;
(i)    the Purchased Interest shall exceed 100% for two (2) Business Days after the earlier of the Seller's or the Servicer's knowledge or notice thereof;

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(j)    (i) the Seller, CB or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $35,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt, or (ii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument, if the effect of such event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Debt and, in the case of this clause (ii), if the agreement, mortgage, indenture or instrument relating to such Debt does not provide for a grace period upon the occurrence of such failure, event or condition, then (A) such failure, event or condition shall be continuing and such Debt shall have been accelerated or (B) such failure, event or condition shall be continuing for a period of fifteen (15) Business Days without such failure, event or condition having been cured, waived or otherwise remedied under the agreement, mortgage, indenture or instrument relating to such Debt;
(k)    either the Internal Revenue Service or the Pension Benefit Guaranty Corporation shall have filed one or more notices of lien asserting a claim or claims in an amount in excess of $500,000 pursuant to the Internal Revenue Code, or ERISA, as applicable, against the assets of Seller, CB or any ERISA Affiliate;
(l)    the “Purchase and Sale Termination Event” (as defined in the Sale Agreement) with respect to CBT or CBW shall have occurred;
(m)    CB shall fail to perform any of its obligations under the Performance Guaranty and, except as otherwise provided herein, such failure shall, solely to the extent capable of cure, continue for 30 days after the earlier of CB's knowledge or notice thereof; or
(n)    any Letter of Credit is drawn upon and not fully reimbursed within two Business Days from the date of such draw.

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